                                                                   EXHIBIT 10.16


                             CONTRIBUTION AGREEMENT


                                     BETWEEN


                    DUKE ENERGY TRANSPORT AND TRADING COMPANY


                                       AND


                              TEPPCO PARTNERS, L.P.

                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I.
                                           DEFINITIONS AND CONSTRUCTION...............................  1
           1.1          DEFINED TERMS.................................................................  1
           1.2          OTHER DEFINITIONAL PROVISIONS................................................. 12
           1.3          HEADINGS...................................................................... 13
           1.4          OTHER TERMS................................................................... 13

ARTICLE II.
                        CONTRIBUTION OF THE SUBJECT INTEREST AND
                                           ISSUANCE OF THE CLASS B UNITS.............................. 13
           2.1          THE TRANSACTION............................................................... 13
           2.2          CONSIDERATION AND ASSUMED OBLIGATIONS......................................... 13
           2.3          ADJUSTMENTS................................................................... 14
           2.4          PRORATIONS OF EXPENSES AND CERTAIN PROPERTY TAXES............................. 14
           2.5          CONSENTS...................................................................... 15

ARTICLE III.
                                               RETAINED OBLIGATIONS................................... 16

ARTICLE IV.
                                          CLOSING DATE AND EFFECTIVE TIME............................. 16

ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES OF DETTCO...................................... 16
           5.1          CORPORATE MATTERS............................................................. 16
           5.2          VALIDITY OF AGREEMENT; NO CONFLICT............................................ 18
           5.3          CONSENTS, APPROVALS, AUTHORIZATIONS AND PERMITS............................... 19
           5.4          TITLE TO AND CONDITION OF THE ASSETS.......................................... 19
           5.5          CONTRACTS AND COMMITMENTS..................................................... 21
           5.6          FINANCIAL STATEMENTS; LIABILITIES............................................. 24
           5.7          TAXES......................................................................... 24
           5.8          NO VIOLATIONS OF LAW.......................................................... 25
           5.9          NO ADVERSE CHANGES OR EVENTS.................................................. 25
           5.10         ENVIRONMENTAL MATTERS......................................................... 26
           5.11         PRODUCT LIABILITY............................................................. 27
           5.12         NO UNTRUE STATEMENTS.......................................................... 28
           5.13         EMPLOYEE BENEFITS............................................................. 28
           5.14         LITIGATION.................................................................... 30
           5.15         INVESTMENTS IN OTHER PERSONS.................................................. 30
           5.16         INSURANCE..................................................................... 30
           5.17         FINDER'S FEES................................................................. 30


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
           5.18         INVESTMENT INTENT............................................................. 31
           5.19         PERSONNEL INFORMATION; LABOR RELATIONS........................................ 31
           5.20         YEAR 2000 WARRANTY............................................................ 31
           5.21         CAPITAL PROJECTS.............................................................. 32

ARTICLE VI.
                        REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP................................. 32
           6.1          LIMITED PARTNERSHIP MATTERS................................................... 32
           6.2          VALIDITY OF AGREEMENT; NO CONFLICT............................................ 33
           6.3          INVESTMENT INTENT............................................................. 33
           6.4          FINDER'S FEE.................................................................. 34
           6.5          SECTION 704(c) ALLOCATIONS.................................................... 34
           6.6          SEC REPORTS................................................................... 34
           6.7          FINANCIAL STATEMENTS.......................................................... 34
           6.8          ABSENCE OF CERTAIN CHANGES.................................................... 35
           6.9          ABSENCE OF UNDISCLOSED LIABILITIES............................................ 35
           6.10         CONSENTS, APPROVALS, AUTHORIZATIONS AND PERMITS............................... 35

ARTICLE VII.
                                               CONDITIONS PRECEDENT................................... 35
           7.1          CONDITIONS TO OBLIGATIONS OF PARTNERSHIP AT CLOSING........................... 35
           7.2          CONDITIONS TO OBLIGATIONS OF DETTCO AT CLOSING................................ 38

ARTICLE VIII.
                        HSR FILING; ACCESS TO INFORMATION BY
                          PARTIES; MATTERS PENDING CLOSING............................................ 40
           8.1          HSR FILING.................................................................... 40
           8.2          DUE DILIGENCE PRIOR TO CLOSING................................................ 41
           8.3          PUBLIC ANNOUNCEMENTS.......................................................... 41
           8.4          ACTIONS PENDING CLOSING....................................................... 41
           8.5          NO-SHOP....................................................................... 43
           8.6          NOTICE OF DEFAULT BY DETTCO................................................... 43
           8.7          NOTICE OF DEFAULT BY PARTNERSHIP.............................................. 44
           8.8          EFFORTS TO SATISFY CONDITIONS................................................. 44
           8.9          DISCLAIMERS................................................................... 44

ARTICLE IX.
                        NONCOMPETITION AGREEMENT; CONFIDENTIALITY..................................... 45
           9.1          NONCOMPETITION COVENANT....................................................... 45
           9.2          EXCEPTIONS.................................................................... 45
           9.3          REASONABLENESS OF COVENANT.................................................... 46
           9.4          INJUNCTIVE RELIEF............................................................. 46
           9.5          CONFIDENTIALITY............................................................... 46
           9.6          RESTRICTIONS REGARDING EMPLOYEES.............................................. 47


                                      -ii-

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
ARTICLE X.
                                               ADDITIONAL AGREEMENTS................................... 48
           10.1         DELIVERY OF CORPORATE DOCUMENTS................................................ 48
           10.2         FURTHER ASSURANCES............................................................. 48
           10.3         COOPERATION AFTER CLOSING...................................................... 48
           10.4         PAYMENT FOR OTHER INVENTORY AND IMBALANCES..................................... 49
           10.5         EMPLOYEES...................................................................... 50
           10.6         REVENUES AND REMITTANCE OF MONIES.............................................. 51
           10.7         SUSPENSE ACCOUNT FUNDS AND DIVISION ORDERS..................................... 51
           10.8         NON-INSTIGATION OF CLAIMS...................................................... 53
           10.9         CAPITAL ACCOUNT ADJUSTMENTS.................................................... 53
           10.10        CERTAIN TRANSACTION COSTS...................................................... 53
           10.11        CHANGE IN NAME................................................................. 54

ARTICLE XI.
                                                  INDEMNIFICATION...................................... 54
           11.1         DETTCO'S INDEMNITY............................................................. 54
           11.2         ENVIRONMENTAL INDEMNIFICATION.................................................. 55
           11.3         EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS....................................... 56
           11.4         PARTNERSHIP'S INDEMNITY........................................................ 57
           11.5         PROCEDURE...................................................................... 58
           11.6         INDEMNIFICATION THRESHOLD...................................................... 60
           11.7         EXPRESS NEGLIGENCE............................................................. 60
           11.8         EXCLUSIVE REMEDY; LIMITATIONS.................................................. 60
           11.9         EXCLUSION OF MATERIALITY....................................................... 61

ARTICLE XII.
                                                    TERMINATION........................................ 62
           12.1         TERMINATION.................................................................... 62
           12.2         LIABILITY UPON TERMINATION..................................................... 62


ARTICLE XIII.
                        NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                        REPRESENTATIONS, WARRANTIES AND AGREEMENTS..................................... 62
           13.1         NO MERGER...................................................................... 62
           13.2         INACCURACIES AND DEFECTS....................................................... 63
           13.3         SURVIVAL PERIOD................................................................ 63

ARTICLE XIV.
                                                     EXPENSES.......................................... 63

ARTICLE XV.
                                                     DISPUTES.......................................... 63
           15.1         NEGOTIATION.................................................................... 63



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

           15.2         FAILURE TO RESOLVE............................................................. 64
           15.3         ARBITRATION.................................................................... 64
           15.4         RECOVERY OF COSTS AND ATTORNEYS' FEES.......................................... 66
           15.5         CHOICE OF FORUM................................................................ 66
           15.6         JURY WAIVERS................................................................... 66

ARTICLE XVI.
                                                GENERAL PROVISIONS..................................... 66
           16.1         NOTICES........................................................................ 66
           16.2         GOVERNING LAW.................................................................. 67
           16.3         ENTIRE AGREEMENT............................................................... 68
           16.4         ASSIGNMENT..................................................................... 68
           16.5         SUCCESSORS..................................................................... 68
           16.6         AMENDMENTS; WAIVER............................................................. 68
           16.7         COUNTERPARTS................................................................... 68
           16.8         SEVERABILITY................................................................... 68
           16.9         NO THIRD PARTY BENEFICIARIES................................................... 69
           16.10        NEGOTIATED TRANSACTION......................................................... 69


Exhibit A         --    Assignment of Subject Interest
Exhibit B         --    DEPLC Assets
Exhibit C         --    DETTCO Assets
Exhibit D         --    Excluded Assets
Exhibit E         --    Minimum Operating Inventory
Exhibit F         --    LSI Assets
Exhibit G         --    Determination Methods Pursuant to Section 10.4
Exhibit H         --    Assumed Obligations
Exhibit I         --    Certain Retained Obligations
Exhibit J         --    Phase II Sites
Exhibit K         --    Title Defects


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



                             CONTRIBUTION AGREEMENT


         This Contribution Agreement ("Agreement"), dated as of October 15, 1998, is by and between Duke Energy Transport and Trading Company, a Colorado corporation ("DETTCO"), and TEPPCO Partners, L.P., a Delaware limited partnership ("Partnership").

                              W I T N E S S E T H:

         WHEREAS, as of the Closing (i) DETTCO will own all of the outstanding limited liability company membership interests of DETTCO LLC, a Delaware limited liability company ("DETTCO LLC"), and (ii) DETTCO LLC will own all of the outstanding limited liability company membership interests of DEPLC LLC ("DEPLC LLC") and LSI LLC ("LSI LLC"), both Delaware limited liability companies (DETTCO LLC, DEPLC LLC and LSI LLC are sometimes hereinafter collectively referred to as the "LLCs") and (iii) the LLCs collectively will own all of the Assets and will operate the Businesses;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein, and intending to be legally bound, Partnership and DETTCO agree as follows:


                                   ARTICLE I.
                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINED TERMS. The capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

                  "Affiliate" shall mean, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person as of the time or for the time periods during which such determination is made. By way of example, the LLCs shall be deemed Affiliates of DETTCO during the time period prior to the Effective Time and shall be deemed Affiliates of Partnership for time periods subsequent to the Effective Time. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" when applied to DETTCO shall not include Duke Energy Trading and Marketing, L.L.C., a Delaware limited liability company ("DETM"), Texas Eastern Products Pipeline Company, a Delaware corporation and the general partner of Partnership ("General Partner" or "TEPPCO"), or any entities controlled, directly or indirectly, by Partnership or the General Partner (such entities controlled by Partnership or the General Partner, together with the General Partner and Partnership, the "TEPPCO

         Entities"); and as applied to Partnership, shall not include DETM, Duke Energy Corporation, a Delaware corporation, or any entities controlled, directly or indirectly, by Duke Energy Corporation other than the TEPPCO Entities;

                  "Amended Limited Partnership Agreement" shall mean Partnership's Second Amended and Restated Agreement of Limited Partnership to be dated on or before the Effective Time in such form and substance as shall be satisfactory to both Parties;

                  "Assets" shall mean the DETTCO Assets, the DEPLC Assets and the LSI Assets, collectively, but shall not include the Excluded Assets;

                  "Assignment of Subject Interest" shall mean the agreement by and between DETTCO and Partnership or its designee regarding the assignment of the Subject Interest to Partnership, in the form of Exhibit A attached hereto;

                  "Assumed Obligations" shall mean those obligations and liabilities listed in Exhibit H;

                  "Balance Sheet Date" shall have the meaning given that term in
         Section 5.6(a);

                  "Balance Sheets" shall have the meaning given that term in
         Section 5.6(a), and "Balance Sheet" shall refer to such balance sheets individually as the context requires;

                  "Businesses" shall mean the crude oil and natural gas liquids gathering, transportation and storage business, together with the related marketing and trading activities conducted by any of the DE Entities or the LLCs, utilizing the DETTCO Assets and the DEPLC Assets, and the petroleum lubricant storage and distribution businesses conducted by any of the DE Entities or the LLCs, utilizing the LSI Assets;

                  "Business Day" shall mean any day on which federal commercial banks are open for business for the purpose of sending and receiving wire transfers in Houston, Texas;

                  "Buy/Sell Agreement" shall mean an agreement between the Parties or certain of their Affiliates for the purchase and sale of crude oil and condensate in such form and substance as shall be satisfactory to both Parties;

                  "Capital Projects" shall have the meaning given that term in
         Section 5.21;

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.;

                  "Certain LLC Obligations" shall have the meaning given such term in Section 2.2 of the Disclosure Schedule;


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


                  "Certain Transaction Costs" shall have the meaning given such term in Section 10.10;

                  "Claim" shall mean any demand, demand letter, claim or notice of noncompliance or violation (written or oral) or Proceeding;

                  "Claim Notice" shall have the meaning given such term in
         Section 11.5(a);

                  "Class B Units" shall mean one of that certain class of limited partnership interests of Partnership with those special rights and obligations specified in the Amended Limited Partnership Agreement as being appurtenant to a "Class B Unit";

                  "Closing" shall have the meaning given such term in Article
         IV;

                  "Closing Date" shall have the meaning given such term in
         Article IV;

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America;

                  "Condensate Purchase Agreement" shall mean an agreement among the Parties and/or certain of their Affiliates for the purchase of crude oil, condensate, including drip, and natural gas liquids in such form and substance as shall be satisfactory to both Parties;

                  "Consideration" shall have the meaning given such term in
         Section 2.2(a);

                  "Contracts" shall have the meaning given such term in Section 5.5(a);

                  "Credit Facility" shall have the meaning given such term in
         Section 7.1(k);

                  "Crude Contracts" shall mean any agreement to acquire, buy, sell, exchange, transport, market or trade crude oil, condensate, including drip, or natural gas liquids in connection with the Businesses;

                  "Designated Plans" shall have the meaning given such term in
         Section 5.13;

                  "DE Entities" shall mean, collectively, DETTCO, DEPLC and LSI, and "DE Entity" shall refer to the individual DE Entities as the context requires (see also Section 1.2(d));

                  "DEPLC" shall mean Duke Energy Pipe Line Company, a Delaware corporation;


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


                  "DEPLC Assets" shall be those assets and properties listed or described on Exhibit B and any other asset relating to, or used by DEPLC or DEPLC LLC in, the Businesses, other than the Excluded Assets;

                  "DEPLC LLC" shall have the meaning given such term in the preamble;

                  "DETTCO" shall have the meaning given such term in the preamble and any successor or assign permitted by this Agreement;

                  "DETTCO Assets" shall be those assets and properties listed or described on Exhibit C and any other asset relating to, or used by DETTCO or DETTCO LLC in, the Businesses, other than the Excluded Assets;

                  "DETTCO Indemnitees" shall have the meaning given such term in
         Section 11.4;

                  "DETTCO LLC" shall have the meaning given such term in the preamble;

                  "DETTCO's Damages" shall mean Claims against and Losses incurred by DETTCO Indemnitees;

                  "DETTCO Property Tax" shall have the meaning given such term in Section 2.4(a);

                  "Disclosure Schedule" shall mean the disclosure schedule of even date with this Agreement prepared and delivered to Partnership by DETTCO;

                  "Disputes" shall have the meaning given such term in Section 15.1;

                  "Division Order Contracts" shall mean any contract evidenced only by a division order or similar document, or by the parties' course of dealing, for the purchase or sale of crude oil, condensate, including drip, or natural gas liquids.

                  "Effective Time" shall mean 7:00 a.m., Houston, Texas time on November 1, 1998 or such other time and date as the Parties shall agree;

                  "Environmental Condition" shall mean any environmental pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials, or violation of or remediation required under any Environmental Law;

                  "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any Governmental Authority in effect as of the Closing Date relating to (a) the control of any pollutant or potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, including all Hazardous Materials, and (c) exposure to hazardous, toxic or other substances alleged to be harmful and includes without limitation, (1) the terms and conditions of any Environmental Permits and (2) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Authority. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. and CERCLA. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any Governmental Authority thereunder or to carry out the purposes of any federal, state, local and municipal law;

                  "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, or monitoring costs and any other related costs and expenses), other causes of action, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements), arising out of or in connection with any Environmental Laws, or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by the Governmental Authority or Person pursuant to common law or statute and relating to an Environmental Condition;

                  "Environmental Material Adverse Effect" shall mean any Environmental Liabilities that are reasonably expected to exceed $100,000 per occurrence, or $250,000 in the aggregate;

                  "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization covering the ownership or operation of the Assets granted under or pursuant to any applicable law, regulation or other requirement of the United States or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including, without limitation, all applicable Environmental Laws;

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  "ERISA Affiliate" shall mean any entity (whether or not incorporated) that is treated as a single employer, together with any LLC under section 414 of the Code but excluding the TEPPCO Entities;

                  "Exchange Act" shall have the meaning given such term in
         Section 6.6;

                  "Excluded Assets" shall mean those assets and properties listed or described on Exhibit D;

                  "[F]air market value" as such term is used in Section 10.4 hereof shall mean the market value of the Other Inventory or the Inventory Deficit, as the case may be, as of the Closing Date as determined by the mutual agreement of the Parties;

                  "Financial Statements" shall have the meaning given such term in Section 5.6(a);

                  "GAAP" means generally accepted accounting principles in the United States consistently applied for the time periods involved;

                  "General Partner" shall mean Texas Eastern Products Pipeline Company, a Delaware corporation and the general partner of Partnership;

                  "Governmental Authority" shall mean any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau;

                  "Guaranty Agreement" shall mean an agreement between Duke Energy Natural Gas Corporation, a Delaware corporation, and Partnership, in form and substance as shall be satisfactory to the Parties, pursuant to which Duke Energy Natural Gas Corporation shall guarantee the performance of the obligations of DETTCO and its Affiliates under this Agreement and the Other Agreements;

                  "Hazardous Materials" shall mean (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, polychlorinated biphenyls, mercury, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and any spills or releases of any crude oil, petroleum wastes or petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law;

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                  "Indemnified Party" shall have the meaning given such term in
         Section 11.5;

                  "Indemnifying Party" shall have the meaning given such term in
         Section 11.5;

                  "Intellectual Property" shall mean any and all technical information, know-how, trade secrets, shop rights, designs, plans, manuals, computer software, specifications and other proprietary and nonproprietary technology, data and information used in connection with the operation of the Assets or the Businesses;

                  "Inventory Deficit" shall have the meaning given such term in
         Section 10.4(a).

                  "IRS" shall mean the Internal Revenue Service of the United States of America;

                  "LLC Agreement" shall have the meaning given such term in
         Section 5.1(b);

                  "LLCs" shall have the meaning given such term in the preamble, and "LLC" shall refer to such limited liability companies individually as the context requires;

                  "Lien" shall mean, except for the Permitted Encumbrances, any lien, mortgage, pledge, claim, charge, security interest, collateral assignment, clouds-on- title, irregularities, defects, options, imperfections of title or other encumbrance;

                  "Limited Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Partnership dated as of July 21, 1998;

                  "Losses" shall mean any and all damages, losses, liabilities, payments, obligations, penalties, assessments, costs, disbursements or expenses (including interest, awards, judgments, settlements, fines, costs of remediation, diminutions in value, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation of any kind or nature whatsoever);

                  "LSI" shall mean Lubrication Services, Inc., a Colorado corporation;

                  "LSI Assets" shall mean those assets and properties listed or described on Exhibit F and any other asset relating to, or used by LSI or LSI LLC in, the Businesses, other than the Excluded Assets;

                  "LSI LLC" shall have the meaning given such term in the preamble;

                  "Lubrication Sales Agreement" shall mean the two agreements for the sale and purchase of products distributed by LSI LLC, to be between such party and each of Duke Energy Field Services, Inc. and Panhandle Field Services Company, and in such form and substance as shall be satisfactory to the Parties;

                  "Material Adverse Effect" shall mean a single event, occurrence or fact that, alone or together with all other events, occurrences and facts, could reasonably be expected to result in a material loss to or material diminution in value of the Assets to an acquirer thereof or prohibit or delay the consummation of the transactions contemplated hereby; provided that the term "Material Adverse Effect" shall not include changes in general economic, industry or market conditions, or changes in law, including Environmental Laws, or regulatory policy;

                  "Membership Interests" shall mean, with respect to each of DETTCO LLC, DEPLC LLC and LSI LLC, all of the limited liability company membership interests of such limited liability company;

                  "Minimum Operating Inventory" shall mean the minimum operating inventory of crude oil, condensate, including drip, and natural gas liquids owned by the LLCs and utilized as linefill (including any linefill in third-party pipelines) and minimum operating inventory in tanks and other of the Assets which is necessary to operate such Assets and consists of those volumes shown on Exhibit E;

                  "Mobil Contract" shall mean that certain letter agreement dated July 15, 1996 between DETTCO and Mobil Oil Corporation concerning the exchange of 100,000 bbls of WTI crude oil;

                  "NGL Transportation Agreement" shall mean an agreement for the transportation of natural gas liquids, to be between the Parties and/or certain of their Affiliates and in such form and substance as shall be satisfactory to both Parties;

                  "NOTTI Walk-Away Fee" shall mean any fee, charge or other cost payable by DETTCO or an Affiliate to Dynegy Inc. pursuant to that certain Letter of Intent between such parties dated July 17, 1998 ("LOI") or in connection with the purported or actual termination or breach of such LOI;

                  "Other Agreement" shall mean any of the Condensate Purchase Agreement, Lubrication Sales Agreement, NGL Transportation Agreement, Transition Services Agreement and Buy/Sell Agreement, and "Other Agreements" means all of the foregoing agreements;

                  "Other Inventory" shall mean the aggregate amount of crude oil, condensate, including drip, and natural gas liquids owned by any of the DE Entities or LLCs in excess of the Minimum Operating Inventory and the petroleum lubricants and chemicals owned and held in storage by LSI or LSI LLC;

                  "Other Sites" shall mean all properties and interests in properties (including right-of-ways, listed on Exhibits B, C and F), or which comprise a part of the Assets or are used in conjunction with the Assets or the Businesses, excluding in each case, the Phase II Sites;



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




                  "Partnership" shall have the meaning given that term in the preamble and any successor or assign permitted by this Agreement;

                  "Partnership Assumed Obligations" shall mean one-half of Certain LLC Obligations;

                  "Partnership's Damages" shall mean Claims against and Losses incurred by Partnership Indemnitees;

                  "Partnership Indemnitees" shall have the meaning given such term in Section 11.1;

                  "Partnership Material Adverse Effect" shall mean a single event, occurrence or fact that, alone or together with all other events, occurrences and facts, could reasonably be expected to result in a material loss to or material diminution in value of the Class B Units to an acquirer thereof or prohibit or delay the consummation of the transactions contemplated hereby; provided, however, that the term "Partnership Material Adverse Effect" shall not include changes in general economic, industry or market conditions, or changes in law, including Environmental Laws, or regulatory policy;

                  "Party" shall mean DETTCO or Partnership; and "Parties" means DETTCO and Partnership;

                  "Party Indemnitee" shall mean the DETTCO Indemnitees or the Partnership Indemnitees, as the context requires;

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation;

                  "Permit" shall mean any license, permit, concession, franchise or other authorization or approval granted by any Governmental Authority;

                  "Permitted Encumbrances" shall mean (a) Liens for current taxes and assessments not yet due or which DETTCO is contesting in good faith, (b) inchoate mechanic and materialmen liens for construction in progress, (c) workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business for liquidated amounts for which the LLCs or the DE Entities have agreed to pay or are contesting in good faith; (d) liens or security interests created by law or reserved in the instruments creating the Assets comprised of leases, easements, rights-of-way or similar Assets for rental or created within such instruments to secure compliance with the terms of such instruments; (e) any obligations or duties affecting the Assets to any Governmental Authority with respect to any Permit and all applicable laws, rules, regulations and orders of any Governmental Authority; (f) preferential rights to purchase the Assets which are not applicable to the transfer of the Assets to the LLCs or transfer of the Subject Interest contemplated by this

         Agreement or which have been waived or with respect to which the appropriate time periods for asserting the rights have expired; (g) third-party consent requirements and similar restrictions (x) which are not applicable to the transfer of the Assets to the LLCs or the transfer of the Subject Interest contemplated by this Agreement, (y) with respect to which waivers or consents are obtained from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or (z) with respect to which arrangements have been made in accordance with Section 2.6 hereof for Partnership or the LLCs to receive the same economic benefit as if such consents have been obtained; (h) easements, rights-of-way, servitudes, permits, surface leases and other similar rights encumbering surface property to the extent the same do not materially interfere in the conduct of the Businesses; (i) any encumbrance on or affecting the Assets which is expressly assumed or waived by Partnership at or prior to Closing pursuant to a written agreement specifically identifying such encumbrance or which is discharged by the DE Entities or the LLCs at or prior to Closing; (j) any matters shown on Exhibit K; (k) Liens created by Partnership or the LLCs post-Closing; and (l) Liens that, singly or in the aggregate, would not have a Material Adverse Effect;

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof);

                  "Phase II Sites" shall mean those properties comprising part of or used in connection with the Assets and/or Businesses listed on Exhibit J at which Partnership completed its sampling and analysis of soils, water, and/or groundwater;

                  "Proceeding" shall mean any action, suit, claim, investigation, review or other judicial or administrative proceeding, at law or in equity, before or by any Governmental Authority;

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.;

                  "Records" shall mean all agreements, documents, books, records and files relating to the Assets and the LLCs, including without limitation, accounting records, operating records, charts, maps, surveys, drawings, prints and any physical embodiment of the Intellectual Property, however, Records shall not include the corporate, financial, tax and litigation files of any DE Entity or records relating to Excluded Assets, the transactions contemplated herein or any gas purchase, processing and/or gathering agreements of any DE Entity;

                  "Retained Obligations" shall have the meaning given such term in Article III;

                  "Securities Act" shall have the meaning given such term in
         Section 5.18;

                  "Short Term Contracts" shall mean the Crude Contracts and any contracts relating to the sale of petroleum lubricants and chemicals by LSI or LSI LLC that, in each case, expire or are terminable in 30 days or less or upon 30 days or less notice, and any Division Order Contracts;

                  "Software" shall mean all computer programs and software systems, regardless of format or medium, including both object code and source code (to the extent available to the DE Entities), automated routines used to cause a computer or computer aided device to perform a desired task, and all firmware and embedded systems;

                  "Subject Employees" shall mean those individuals who are listed on Section 10.5(a) of the Disclosure Schedule;

                  "Subject Interest" shall mean the Membership Interest of DETTCO LLC;

                  "Suspense Account Funds" shall have the meaning given such term in Section 10.7(a);

                  "Suspense Cash Assets" shall have the meaning given such term in Section 10.7(b);

                  "Tax" or "Taxes" shall mean any United States or foreign federal, state or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof;

                  "Tax Return" shall mean any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes;

                  "TEPPCO" shall mean the General Partner;

                  "TEPPCO Entities" shall have the meaning given such term in the definition of "Affiliate";

                  "Territory" shall have the meaning given such term in Section 9.1;

                  "Third Party" shall mean any Person other than the Parties, any Affiliate of a Party or DETM;

                  "Third Party Affected Site" shall have the meaning given such term in Section 11.2(b);

                  "Transition Services Agreement" shall mean an agreement between the Parties or their Affiliates providing for the provision of certain specified administrative and other services for the benefit of the LLCs, and in such form and substance as shall be satisfactory to both Parties;

                  "Units" shall have the meaning given such term in Section 2.2(b); and

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109.

         1.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular article, provision, section or paragraph of this Agreement and (b) "or" mean "either or both". Unless otherwise specified, all references in this Agreement to Sections, paragraphs or Exhibits are deemed references to the corresponding Sections, paragraphs or Exhibits in this Agreement.

                  (b) Whenever a statement is qualified by the term "knowledge," "best knowledge" or similar term or phrase, it is intended to indicate actual knowledge of the Persons identified below. As applied to DETTCO, such terms or phrases shall be limited to the actual knowledge of the Persons listed in Part I of Section 1.2(b) of the Disclosure Schedule; and as applied to Partnership, such terms or phrases shall be limited to the actual knowledge of the Persons listed in Part II of Section 1.2(b) of the Disclosure Schedule.

                  (c) Reference to "day" or "days" in this Agreement shall refer to Business Days unless otherwise stated.

                  (d) The Parties recognize that as of the Closing the DE Entities will be merged, with DETTCO being the surviving corporation. Accordingly, the term "DE Entities" in this Agreement shall refer to only the surviving DE Entity except where the context refers to or includes periods during which the other DE Entities were in existence or to actions or omissions of all of such other DE Entities, in which event, the use of the term "DE Entities" refers to all such entities.

                  (e) Reference to the "predecessor" of an LLC shall mean, in the case of DETTCO LLC, DETTCO; in the case of DEPLC LLC, DEPLC; and in the case of LSI LLC, LSI.

         1.3 HEADINGS. The headings of the Articles and Sections of this Agreement and of the Disclosure Schedule and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

         1.4 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

                                   ARTICLE II.
                    CONTRIBUTION OF THE SUBJECT INTEREST AND
                          ISSUANCE OF THE CLASS B UNITS


         2.1 THE TRANSACTION. At the Closing, but effective for all purposes as of the Effective Time, DETTCO shall contribute to Partnership the Subject Interest in exchange for the issuance of the Consideration to DETTCO by Partnership.

         2.2 CONSIDERATION AND ASSUMED OBLIGATIONS.

                  (a) In consideration for the contribution of the Subject Interest, Partnership shall issue and deliver to DETTCO at the Closing one or more certificates duly registered in the name of DETTCO and representing 3,916,547 Class B Units of Partnership (the "Consideration").

                  (b) Notwithstanding any other provision in this Agreement, should the average closing price for the outstanding units of limited partnership interest in Partnership listed on the New York Stock Exchange (the "Units") fall below $24.56 for the ten (10) Business Days immediately preceding the Closing Date as reported by The Wall Street Journal, either Party shall be entitled to terminate this Agreement upon written notice to the other Party.

                  (c) The LLCs shall retain or shall otherwise assume the Assumed Obligations consisting solely of those described in Exhibit H.

         2.3 ADJUSTMENTS.

                  (a) The value of the Consideration shall be subject to cash adjustments pursuant to Sections 2.4 and 10.4.

                  (b) All adjustments to the value of the Consideration provided for in this Section 2.3 shall be made by payment in cash and not by adjustment of the number of Class B Units received by DETTCO. Each payment of an adjustment to the Consideration shall be made at Closing if the adjustment is determined by such date, or otherwise, within ninety (90) days of the resolution or determination of the amount of such adjustment, and shall be made in immediately available funds by wire transfer to an account specified in writing by the Party receiving such payment.

                  (c) The Parties shall use all commercially reasonable efforts to agree upon the adjustments set forth in Section 2.3, and to resolve any differences with respect thereto, prior to the first anniversary date of the Closing Date.

         2.4 PRORATIONS OF EXPENSES AND CERTAIN PROPERTY TAXES.

                  (a) Any general property Tax assessed against or pertaining to the Assets for the taxable period that includes the Effective Time shall be prorated between

         DETTCO and the LLCs as of the Effective Time. Prior to the Closing, DETTCO shall determine, in accordance with Section 2.4(b), the portion of such general property Tax attributable to the period from January 1, 1998 to the Effective Time (the "DETTCO Property Tax"), and shall provide Partnership with a reasonable opportunity to review and comment on such determination. DETTCO and Partnership shall cooperate in good faith with each other to reach agreement as to the aggregate amount of the DETTCO Property Tax, and DETTCO shall pay the amount of the DETTCO Property Tax to Partnership at Closing.

                  (b) The DETTCO Property Tax shall be an amount equal to the product of (i) the amount of such general property Tax for the entire taxable period that includes the Effective Time (or the amount of such general property Tax for the immediately preceding taxable period in the case of those Assets, if any, for which such general property Tax for the current period cannot be determined), times (ii) a fraction, the numerator of which is the number of days from January 1, 1998 to the Effective Time and the denominator of which is the total number of days in the entire taxable period. Notwithstanding anything in this Agreement to the contrary, no further adjustment shall be made for such general property Tax, Partnership hereby agreeing to cause the LLCs to assume the payment of all such general property Tax effective upon the Closing.

                  (c) Except as otherwise provided in this Agreement, DETTCO and Partnership agree that amounts payable with respect to utility charges and other items of expense attributable to the operation of the Assets shall be prorated as of the Effective Time to the extent the charges and expenses cannot be identified as to the Party who received the benefits to which the charges and expenses relate.

                  (d) To the extent the amounts described in Section 2.4(c) are estimated at Closing and the prorations are inaccurate, DETTCO and Partnership agree to make or cause to be made such payment (or reimbursement) to the other after the amounts are correctly computed, that is necessary to allocate the charges properly between DETTCO and Partnership as of the Effective Time.

         2.5 CONSENTS. DETTCO shall use all reasonable commercial efforts to secure, prior to the Closing Date, any and all Third Party consents, except those relating to Short Term Contracts, that are necessary and proper to consummate the (i) conveyance of the Assets to the LLCs as contemplated by the Parties and this Agreement, including without limitation, contracts, rights-of-way, easements and Permits included in the Assets or otherwise used in the Businesses, and (ii) transfer of the Subject Interest to Partnership. However, in the event that any such Third Party consents have not been obtained prior to Closing which Partnership, in the exercise of its reasonable business judgment, deems to be material, DETTCO will enter into an agency agreement(s) or other arrangements as are mutually satisfactory to the Parties to allow Partnership to receive substantially the same economic benefits as if such consents had been obtained. In the event mutual agreement cannot be achieved as to such arrangements, either Party shall have the right to terminate this Agreement upon written notice to the other Party prior to the Closing Date, and both Parties shall be released from all further obligations related to this Agreement and the transactions contemplated by it.

                                  ARTICLE III.
                              RETAINED OBLIGATIONS

         LIABILITIES NOT ASSUMED BY PARTNERSHIP. Except for the Assumed Obligations, the Partnership Assumed Obligations and as otherwise provided in
Section 11.4(e), DETTCO and its Affiliates shall pay and discharge in due course all of the liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated as the same relate to the Assets or the Businesses for all periods of time prior to the Effective Time, including without limitation, all trade and other payables of the DE Entities and the LLCs and those items listed on Exhibit I (collectively, the "Retained Obligations"). Except as otherwise provided in Section 11.4(e), neither Partnership nor any of its Affiliates shall assume, or in any way be liable or responsible for, any of the Retained Obligations.


                                   ARTICLE IV.
                         CLOSING DATE AND EFFECTIVE TIME

         The closing of the contribution of the Subject Interest from DETTCO to Partnership (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, Texas, or at such other place as the Parties may mutually agree to in writing. The Closing shall take place at 10:00 a.m. on the later of (i) November 1, 1998, (ii) five (5) Business Days after the date DETTCO and Partnership obtain all necessary regulatory approvals, if any, required by each of them, respectively, containing terms and conditions acceptable to both Parties, or (iii) such other date and time as the Parties may agree. The date of the Closing is referred to herein as the "Closing Date". Regardless of the actual Closing Date, the transactions contemplated by this Agreement shall be effective as of the Effective Time.


                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF DETTCO

         Except as set forth in the Disclosure Schedule (whereunder disclosure under any Section thereof shall constitute disclosure under all other Sections thereof provided appropriate cross-references are included to such other Sections) delivered to Partnership herewith, DETTCO represents and warrants to Partnership as follows:

         5.1 CORPORATE MATTERS.

                  (a) DETTCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. Partnership has been provided with a true and correct copy of DETTCO's Articles of Incorporation and Bylaws as currently in effect. DETTCO has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including, without limitation, the transfer by DETTCO of the Subject Interest in accordance with this Agreement. DETTCO is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect. Such jurisdictions as of the Closing Date are listed in Section 5.1(a) of the Disclosure Schedule. This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate and stockholder action on the part of DETTCO, and the Agreement has been duly executed and delivered by DETTCO.

                  (b) Each of the LLCs is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has all requisite power and authority for the ownership and operation of its properties and assets and for the carrying on of its business as now conducted or as now proposed to be conducted. Upon Closing, each of the LLCs will be duly licensed or qualified and in good standing as a foreign limited liability company authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted (including its respective portion of the Businesses), by it make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect. Such jurisdictions for each of the LLCs as of the Closing Date are listed in
         Section 5.1(b) of the Disclosure Schedule. DETTCO has delivered to Partnership true and correct copies of the Certificate of Formation and Limited Liability Company Agreement ("LLC Agreement") of each of the LLCs as currently in effect. The transactions contemplated by this Agreement, including the transfers of the Assets referred to in Section 5.4(b) by the DE Entities to the LLCs, have been duly authorized by all requisite corporate and stockholder action on the part of each of the DE Entities (to the extent applicable to such entity) and all requisite limited liability company action on the part of each of the LLCs (to the extent applicable to such entity).

                  (c) Each of the DE Entities (other than DETTCO) was, during the period in which such entity conducted its portion of the Businesses, duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it in connection with the Businesses made such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have had during such period, or would not today constitute, a Material Adverse Effect. Such jurisdictions for each of the other DE Entities immediately prior to the respective transfer of the Assets by such entity to the respective LLC, are listed in Section 5.1(c) of the Disclosure Schedule.

                  (d) DETTCO owns, beneficially and otherwise, all of the Subject Interest, and as of the Closing DETTCO LLC will own, beneficially and otherwise, all of the Membership Interests of DEPLC LLC and LSI LLC, in each case, free and clear of all Liens, options, warrants or claims (contingent or absolute) of any kind or character except as arise out of this Agreement and subject to the terms of the respective LLC Agreements. Upon transfer of the Subject Interest to Partnership at the Closing, Partnership will own, beneficially and otherwise, the Subject Interest, and DETTCO LLC will continue to own, beneficially and otherwise, the Membership Interests of DEPLC LLC and LSI LLC, in each case, free and clear of any Lien, option, warrant or claim, except for (i) any Lien, option, warrant or claim created by or through Partnership or, in the case of the Membership Interests of DEPLC LLC and LSI LLC, DETTCO LLC from and after the Closing, (ii) the terms of the applicable LLC Agreement and (iii) any restriction on transferability of the Subject Interest arising under applicable securities laws.

         5.2 VALIDITY OF AGREEMENT; NO CONFLICT.

                  (a) This Agreement is a legal, valid and binding obligation of DETTCO, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The execution, delivery and performance of this Agreement by DETTCO and the other agreements and documents to be delivered by DETTCO to Partnership hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by DETTCO will not, with or without the passage of time or the giving of notice or both:

                           (i) conflict with, constitute a breach, violation or
                  termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under any agreement to which DETTCO, any DE Entity or any LLC is a party or by which DETTCO, any DE Entity or any LLC or the Assets or Membership Interests are bound;

                           (ii) conflict with or violate (x) the Articles of
                  Incorporation or Bylaws of DETTCO or (y) the LLC Agreement or the Certificate of Formation of any LLC;

                           (iii) result in the creation or imposition of any
                  Lien on any of the Assets or the Membership Interests; or

                           (iv) to DETTCO's knowledge, violate any law, statute,
                  ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to DETTCO or its properties or assets;

except any matters described in clauses (i), (iii) or (iv) that would not have a Material Adverse Effect.

         5.3 CONSENTS, APPROVALS, AUTHORIZATIONS AND PERMITS.

                  (a) Except (i) as set forth in Section 5.3(a) of the Disclosure Schedule, (ii) as contemplated in Section 8.1, (iii) as required pursuant to any Short Term Contract and (iv) for any required filings with the SEC pursuant to the Exchange Act, no order, license, consent, waiver, authorization, filing or approval of any Person not a Party hereto, including any Governmental Authority, is necessary on behalf of DETTCO to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by it and the consummation of the transactions contemplated hereby or thereby, including the transfers of the Assets to the LLCs by the DE Entities, or to effect the legality, validity, binding effect or enforceability of such transactions, other than (x) any requirement that is applicable to Partnership or as a result of any other facts that specifically relate to the business or activities in which Partnership is engaged or (y) as will not have a Material Adverse Effect if not obtained.

                  (b) Except as set forth in Section 5.3(b), Part I of the Disclosure Schedule, prior to the transfer of the Assets and the Businesses to the LLCs, all Permits required or necessary for the DE Entities and the LLCs to own and operate the Assets and to conduct the Businesses in the places and in the manner currently or previously conducted by them have been duly obtained, are in full force and effect and are accurately set forth in Section 5.3(b), Part II of the Disclosure Schedule. All of such Permits shall be transferred by the applicable DE Entity to the applicable LLC in connection with the transfer of the Assets and Businesses to the LLCs. Neither the DE Entities nor the LLCs, nor any of them, has received notification concerning, and DETTCO has no knowledge of, violations that are in existence with respect to those Permits and no Proceeding is pending or, to the knowledge of DETTCO, threatened with respect to the revocation or limitation of any of the Permits.

         5.4 TITLE TO AND CONDITION OF THE ASSETS.

                  (a) (i) A complete listing of all material assets owned or leased by DETTCO (other than Excluded Assets) is set forth in Exhibit
         C. As of the Closing, all of the tangible DETTCO Assets will be in DETTCO LLC's possession and control or subject to valid and existing Contracts. DETTCO owns all of the DETTCO Assets free and clear of all Liens except the Permitted Encumbrances and, as of the Closing, DETTCO LLC will own all of the DETTCO Assets, free and clear of all Liens except the Permitted Encumbrances.

                           (ii) A complete listing of all material assets owned or leased by DEPLC (other than Excluded Assets) is set forth in Exhibit
         B. As of the Closing, all of the tangible DEPLC Assets will be in DEPLC LLC's possession and control or subject to valid and existing Contracts. DEPLC owns all of the DEPLC Assets free and clear of all Liens except the Permitted Encumbrances and, as of the Closing, DEPLC LLC will own all of the DEPLC Assets, free and clear of all Liens except the Permitted Encumbrances.

                           (iii) A complete listing of all material assets owned or leased by LSI (other than Excluded Assets) is set forth in Exhibit
         F. As of the Closing, all of the tangible LSI Assets will be in LSI LLC's possession and control or subject to valid and existing Contracts. LSI owns all of the LSI Assets free and clear of all Liens except the Permitted Encumbrances and, as of the Closing, LSI LLC will own all of the LSI Assets, free and clear of all Liens except the Permitted Encumbrances.

                  (b) As of the Closing, and except for the Excluded Assets and assets sold in the ordinary course of business, all of the assets utilized by DETTCO in its business operations will have been transferred by it to DETTCO LLC; all of the assets utilized by DEPLC in its business operations will have been transferred by it to DEPLC LLC; and all of the assets utilized by LSI in its business operations will have been transferred by it to LSI LLC.

                  (c) Except as would not have a Material Adverse Effect, as of Closing, all of the pipelines, plants and fixtures comprising a part of the Assets will be located on lands owned in fee by, or covered by a lease, easement, license or right-of-way agreement owned by, one of the LLCs and which leases, easements, licenses or rights-of-way agreements are in full force and effect and to the extent material, are listed on the respective lists of the Assets of the LLCs in Exhibits B, C and F. Except as would not have a Material Adverse Effect, all real property and real property interests included in the Assets are described in Exhibits B, C and F and constitute the only interest in real property included in the Assets. Except as would not have a Material Adverse Effect, as to those Assets that are pipeline assets, all rights-of-way (including lease, license and easement agreements) are contiguous.

                  (d) None of the DE Entities or any of the LLCs has received any notice of infringement, misappropriation or conflict with respect to the Intellectual Property of any other Person relating to the operation of the Assets or the Businesses except as noted in Section 5.4(d) of the Disclosure Schedule, and the operation of the Assets or the Businesses has not (and does not) infringed, misappropriated or otherwise conflicted with any Intellectual Property.

                  (e) Except as described in Section 5.4(e) of the Disclosure Schedule, the operation of the Businesses in the ordinary course of business as they are now conducted is not dependent upon the right to use the property of Persons other than the DE Entities' or the LLCs', except (i) as would not cause a Material Adverse Effect or (ii) such property as is leased, covered by an easement or other contract for the use thereof or licensed to the DE Entities or the LLCs pursuant to any of the Assets, which leases, easements, contracts (other than Short Term Contracts) and licenses, to the extent material, are listed in Exhibits B, C and F. As of Closing, except for contractual rights of parties to contracts other than the DE Entities or the LLCs and as would not have a Material Adverse Effect, no Person, other than the LLCs, will own or have any interest in any of the Assets or any asset currently used by the DE Entities or LLCs in the operation of the Businesses, except such assets as are leased, covered by an easement contract or license that will be owned, as of the Closing, by one of the LLCs and which are, to the extent material, listed in Exhibits B, C and F.

                  (f) Except as described in Section 5.4(f) of the Disclosure Schedule, the Assets listed in Exhibits B, C and F which consist of plants, pipelines, fixtures or equipment are, in all material respects,
         (i) in good operating condition and repair, in accordance with standards generally acceptable in the industry, ordinary wear and tear excepted, (ii) adequate and sufficient for the operations of the Businesses and (iii) conforming in use to all applicable laws.

                  (g) Except as set forth in Section 5.4(g) of the Disclosure Schedule, upon consummation of the transactions contemplated by this Agreement, each of the LLCs shall have a nonexclusive right to use the Intellectual Property in connection with its ownership and operation of the Assets and its operation of its respective Business, in the manner now owned or conducted.

         5.5 CONTRACTS AND COMMITMENTS.

                  (a) Except for this Agreement, the Short Term Contracts, those contracts covered by Section 5.5(b) below and as set forth in Section 5.5(a) of the Disclosure Schedule, none of the LLCs are party to, and none of the Assets are subject to or include, the following (the "Contracts"):

                           (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $100,000;

                           (ii) any agreement, contract or commitment requiring the payment for goods or services (whether or not the goods or services are actually provided) or the provision of goods or services at a price less than the LLCs' cost of producing the goods or providing the services;

                           (iii) any loan or advance to, or investment in, any
                  Person or any agreement, contract, commitment or understanding relating to the making of any loan, advance or investment;

                           (iv) other than as contemplated by the Credit
                  Facility, any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

                           (v) any management service, union, employment,
                  consulting, severance or other similar type contract or agreement;

                           (vi) any agreement, contract or commitment that would
                  limit the freedom of Partnership, any LLCs or any Affiliate of Partnership following the Effective Time to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Assets or to compete with any Person or to engage in any business or activity in any geographic area;

                           (vii) any agreement, lease, contract or commitment or
                  series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business;

                           (viii) other than rights-of-way, easement agreements,
                  licenses, access agreements and surface leases, any agreement or contract that would obligate or require Partnership or any LLC or any subsequent owner of any of the Assets to provide for indemnification or contribution with respect to any matter;

                           (ix) any license, royalty or similar agreement;

                           (x) any other agreement, contract or commitment that
                  could reasonably be expected to have a Material Adverse
                  Effect;

                           (xi) any agreement, written or oral, or other
                  continuing transactions between a DE Entity or an LLC, on the one hand, and any other Affiliate of DETTCO, on the other hand, except for the Other Agreements or as otherwise contemplated by this Agreement;

                           (xii) any agreement or other commitment relating to
                  rights, options, warrants or agreements granted or issued by or binding upon an LLC for the purchase or acquisition of Membership Interests of such LLC or any outstanding preemptive, conversion or other such rights with respect to such interests;

                           (xiii) any agreements containing preferential rights
                  to purchase all or any portion of the Assets (other than in the ordinary course of business) which rights have not, or by the Closing Date will not have been, terminated or expired;

                           (xiv) any swaps or futures instruments; or

                           (xv) except for the transactions contemplated by this
                  Agreement, any agreement binding upon any of the LLCs to make any acquisitions of any business or business operations other than the Businesses, whether by way of acquisition of assets or equity interest in another entity, by merger or otherwise.

                  (b) Section 5.5(b) of the Disclosure Schedule, as of the date hereof, identifies and summarizes the principal terms (in the opinion of DETTCO) of the following described contracts (other than Short Term Contracts), which summary is substantially correct to the knowledge of
         DETTCO:

                           (i) Crude Contracts to which DETTCO or any of the
                  other DE Entities or the LLCs is a party.

                           (ii) Contracts to which LSI or LSI LLC is a party and
                  pursuant to which it may purchase or sell the lubrication products currently and historically handled by such entities.

                  (c) None of the DE Entities is, and as of the Closing, none of the LLCs that is a party thereto will be, in material breach of any Contract, or is in material default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of a material default) under the terms of any of the Contracts and all of such Contracts are valid and enforceable against such Person, and to DETTCO's knowledge, against such other parties to such Contracts, and are in full force and effect. DETTCO has no knowledge of any pending or threatened disputes, or of any occurrence or event which in DETTCO's reasonable judgement could reasonably lead to a material dispute, with respect to any of such Contracts.

         5.6 FINANCIAL STATEMENTS; LIABILITIES.

                  (a) Set forth in Section 5.6(a) of the Disclosure Schedule are true and complete copies of the unaudited consolidated balance sheets of the DE Entities (collectively, the "Balance Sheets") as of December 31, 1997 and August 31, 1998 (the "Balance Sheet Date") and the unaudited consolidated statements of income of the DE Entities for their respective 12 and eight month periods then ended (collectively, with the Balance Sheets, the "Financial Statements"). The Financial Statements fairly present the consolidated financial position of the DE Entities as of their respective dates and the results of their respective operations for the 12 and eight month periods, respectively, then ended. The Financial Statements were prepared in accordance with GAAP except for the inclusion of notes and, as to the interim Financial Statements, normal and reoccurring year-end adjustments.

                  (b) As of the Effective Time, none of the LLCs will have any liabilities or obligations, contingent or otherwise, other than the Assumed Obligations, Certain LLC Obligations and obligations arising on or after the Effective Time by operation of law.

         5.7 TAXES.

                  (a) The LLCs have not, and will not on or prior to the Closing Date, file an election under Treasury Reg Section 301.7701-3 to be classified as a corporation for U.S. federal income tax purposes. During the entirety of the period from the date of its formation through the Effective Time, each of the LLCs has been and will be a business entity that has had and will have a single owner at any given point in time and is and will be disregarded as an entity separate from its owner for federal Tax purposes under Treasury Regulation Sections 301.7701-2 and -3 and any comparable provision of applicable state or local Tax law that permits such treatment.

                  (b) Each of the DE Entities and the LLCs has filed when due in accordance with all applicable laws (or properly and timely filed an extension therefor) all Tax Returns required under applicable statutes, rules or regulations to be filed with respect to Taxes relating to such entity. Such Tax Returns are true, accurate and complete in all respects and all Taxes with respect to which any of the DE Entities or the LLCs has become obligated (whether or not shown on any Tax Return) have been paid in full.

                  (c) There are no liens for Taxes upon the assets of any of the DE Entities or of the LLCs, other than with respect to ad valorem Taxes which are not yet delinquent. Section 5.7(c) of the Disclosure Schedule sets forth all material elections made by or relating to each such entity. Each of the DE Entities and the LLCs has fully complied with all applicable federal, state and local employment tax, withholding and contribution obligations with respect to its employees, and all other Tax withholding obligations required by law.

                  (d) None of the LLCs (i) has agreed to make, or is required to make, any adjustment under Section 481 of the Code or any comparable provision of state, local or foreign law by reason of a change in accounting method or otherwise, or (ii) is a party to or bound by (or will become a party to or bound by) any Tax sharing, Tax indemnity, or Tax allocation agreement. No asset of any of such entities: (X) is property such entity is required to treat as owned by another person pursuant to the "safe-harbor lease" provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, (Y) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (Z) directly or indirectly secures any debt the interest on which is tax-exempt under the Code.

                  (e) The Assets are not, and on the Effective Time will not be, subject to or liable for any special Tax assessments (other than general property Taxes).

         5.8 NO VIOLATIONS OF LAW. None of the DE Entities or any of the LLCs has violated any order of any Governmental Authority or any law, ordinance, regulation, order, judgment, writ, injunction, requirement, statute, rule or other governmental authorization relating or applicable to the ownership or operation of any of the Assets or the Businesses that would have a Material Adverse Effect.

         5.9 NO ADVERSE CHANGES OR EVENTS. Since the Balance Sheet Date, the DE Entities (and upon the transfer of the Assets and the Businesses to the LLCs, the LLCs) have operated the Assets, and have conducted the Businesses only in the ordinary course, consistent with past practices, and there has not been:

                  (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Assets or the Businesses;

                  (b) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets or the Businesses;

                  (c) any mortgage, pledge or creation of any Lien (other than a Permitted Encumbrance) with respect to any of the Assets;

                  (d) any sale, transfer or other disposition of any of the Assets (other than the sale or other disposition of inventory or disposable assets or assets that have become obsolete or unusable, all in the ordinary course of business);

                  (e) any material change in the customary methods used in operating the Assets or conducting the Businesses;

                  (f) any adverse change in the Crude Contracts (other than termination or expiration pursuant to the terms of such contract) which, in the aggregate, might reasonably be expected to have a Material Adverse Effect; or

                  (g) Any declaration, setting aside or payment of any dividend or other distribution or payment (including equity securities or property but specifically excluding cash) in respect of any equity interest in any of the DE Entities or LLCs, or any redemption or other acquisition of any such equity interest by any of the DE Entities or LLCs, other than the transactions contemplated by this Agreement.

         5.10 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.10 of the Disclosure Schedule:

                  (a) Except as would not have an Environmental Material Adverse Effect, the DE Entities and the LLCs have operated the Assets and the Businesses in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority;

                  (b) Except as would not have an Environmental Material Adverse Effect, there are no Claims or Proceedings pending or to the knowledge of DETTCO, threatened by or before any court or any other Governmental Authority directed against any of the DE Entities or the LLCs that pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations by any of the DE Entities or the LLCs of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials, or
         (iv) response, removal, or remedial costs under CERCLA, RCRA or any similar state laws in each case to the extent pertaining to the operation of the Assets or Businesses;

                  (c) Except as would not have an Environmental Material Adverse Effect, (i) all Environmental Permits required under Environmental Laws that are necessary to the operation of the Assets or the Businesses by the DE Entities or the LLCs have been obtained and are in full force and effect and DETTCO is unaware of any basis for revocation or suspension of any such Environmental Permits; and (ii) the DE Entities' and the LLCs' facilities subject to such Environmental Permits were constructed and have been operated by the DE Entities and/or the LLCs during their ownership or operation thereof in accordance with the representations and conditions made or set forth in the Environmental Permit applications and the Environmental Permits for the DE Entities and the LLCs;

                  (d) Except as would not have an Environmental Material Adverse Effect, no portion of any of the Assets is listed on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System list under CERCLA, or any similar ranking or listing under any state law;

                  (e) To the knowledge of DETTCO, except as would not have an Environmental Material Adverse Effect, all Hazardous Materials generated by the DE Entities or the LLCs in connection with the operation of the Assets or the Businesses have been transported, stored, treated and disposed of by carriers or treatment, storage and disposal facilities authorized or maintaining valid Environmental Permits under all applicable Environmental Laws;

                  (f) To the knowledge of DETTCO, except as would not have an Environmental Material Adverse Effect, no person has disposed of or released any Hazardous Materials on, at, or under any properties included in the Assets, except in compliance with Environmental Laws;

                  (g) Except as would not have an Environmental Material Adverse Effect, DETTCO has no knowledge of any specific facts or circumstances which could reasonably be expected to result in any liability to the DE Entities, the LLCs or Partnership with respect to the current or past operations of the Assets or the Businesses in connection with (i) any release, transportation or disposal of any Hazardous Materials, or (ii) any action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law; and

                  (h) There are no written notices of violation, non-compliance, or similar notifications relating to Environmental Liabilities currently pending or, to DETTCO's knowledge, threatened, relating or pertaining to the Assets or Businesses.

Except with respect to the representation of DETTCO contained in Section 5.3(a), notwithstanding anything to the contrary in this Agreement (including without limitation the representations contained in Sections 5.3(b), 5.8 and 5.14), the foregoing representations and warranties in this Section 5.10 are the exclusive representations made by DETTCO with respect to any Environmental Conditions or Environmental Liabilities.

         5.11 PRODUCT LIABILITY. To DETTCO's knowledge and except as disclosed in Section 5.11 of the Disclosure Schedule, there are no facts or events forming the basis of any present claim for Losses based on any "product liability" theory against the DE Entities or the LLCs not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products, materials or other goods produced or sold by or on behalf of the DE Entities or the LLCs.

         5.12 NO UNTRUE STATEMENTS. This Agreement, the Disclosure Schedule and the Exhibits hereto, and all other documents and certificates delivered to Partnership and its representatives at Closing in connection with this Agreement or the transactions contemplated hereby, do not and will not contain when delivered any untrue statement of any material fact and do not and will not omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. To the knowledge of DETTCO, there is no material fact relating to the Assets or the Businesses that has not been disclosed in writing to Partnership by DETTCO that could reasonably be expected to have a Material Adverse Effect.

         5.13 EMPLOYEE BENEFITS. Section 5.13 of the Disclosure Schedule contains a complete and correct list of (i) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of ERISA including, but not limited to, plans that provide retirement income or result in deferrals of income by employees for periods extending to their terminations of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other material employee benefit agreements or arrangements, including without limitation, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are sponsored or maintained by DETTCO or any Affiliate of DETTCO, for the benefit of Subject Employees (or their beneficiaries or dependents) (such plans and benefit arrangements being collectively referred to as "Designated Plans"). Section 5.13 of the Disclosure Schedule identifies each of the Designated Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code.

                  (a) With respect to each Designated Plan, DETTCO has heretofore or prior to Closing will have delivered to Partnership or an Affiliate of Partnership possesses, as applicable, complete and correct copies of each of the following documents:

                           (i) the Designated Plan and any amendments thereto
                  (or if the Designated Plan is not a written agreement, a description thereof);

                           (ii) the most recent actuarial report; and

                           (iii) the most recent summary plan description and
                  summaries of material modifications thereto.

                  (b) No asset of any LLC or any ERISA Affiliate is the subject of any lien arising under section 302(f) of ERISA or section 412(n) of the Code; no LLC or ERISA Affiliate has been required to post any security under section 307 of ERISA or section 401(a)(29) of the Code; and no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to post any such security.

                  (c) The PBGC has not instituted proceedings to terminate any pension benefit plan as defined in section 3(2) of ERISA that is maintained by any ERISA Affiliate and no condition exists that presents a material risk that such proceedings will be instituted.

                  (d) No pension benefit plan as defined in section 3(2) of ERISA that is maintained by any ERISA Affiliate had an accumulated funding deficiency as defined in section 302 of ERISA and section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing Date.

                  (e) No ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a plan that is both a multiemployer plan (as defined in section 3(37) of ERISA) and a pension plan (as defined in section 3(2) of ERISA) or a plan described in section 4063(a) of ERISA that could give rise to any liability under Title IV of ERISA that would have a Material Adverse Effect on Partnership or the LLCs.

                  (f) No ERISA Affiliate has engaged in a transaction that could result in the imposition upon any LLC of a civil penalty under ERISA or a tax under the Code with respect to any Designated Plan, and no fact or event exists that could give rise to any such liability that would have a Material Adverse Effect on Partnership or the LLC.

                  (g) Except as otherwise provided by the PanEnergy Corp. Change in Control Severance Benefits Plan, no Designated Plan provides medical, surgical, hospitalization, or life insurance benefits (whether or not insured by a Third Party) for Subject Employees for periods extending beyond their retirements or other terminations of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and neither DETTCO nor an Affiliate of DETTCO has made any commitment to provide retiree medical, surgical, hospitalization or life insurance coverage for any Subject Employees (except as required by COBRA).

                  (h) Neither any LLC nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied (other than liability to the PBGC for the payment of premiums pursuant to section 4007 of ERISA). No condition exists for which the PBGC is authorized to seek from any LLC or an ERISA Affiliate a late payment charge under section 4007(b) of ERISA except in any case that would not have a Material Adverse Effect on Partnership or the LLC. No condition exists that presents a risk that any LLC or an ERISA Affiliate will incur any liability under Title IV of ERISA (other than liability to the PBGC for the payment of premiums pursuant to section 4007 of ERISA).

                  (i) No LLC has ever had any employees.

                  (j) No LLC has entered into any agreement to assume responsibility for contributions to or benefits under any Designated Plan.

                  (k) None of the LLCs is liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by DETTCO or an Affiliate of DETTCO for its employees.

         5.14 LITIGATION.

                  (a) Except as set forth in Section 5.14(a) of the Disclosure Schedule, there are no actions, suits, examinations or proceedings relating to any of the Assets, the LLCs or the DE Entities that are pending or, to the knowledge of DETTCO, threatened with respect to any of such assets or parties before or by any Governmental Authority or other Person.

                  (b) Except as set forth in Section 5.14(b) of the Disclosure Schedule, there is no Proceeding or written Claim relating to, or, to DETTCO's knowledge, any change in, any zoning or building ordinance pending or threatened against or affecting any of the Assets or the ownership or operation of such Assets, at law or in equity, before or by any Governmental Authority and to the knowledge of DETTCO, no basis exists for any such Claim.

         5.15 INVESTMENTS IN OTHER PERSONS. Except as set forth in Section 5.15 of the Disclosure Schedule, none of the LLCs has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does any LLC own any equity interest in any other Person except (i) that, as of the Closing, DETTCO LLC will own the Membership Interests of DEPLC LLC and LSI LLC and (ii) for trade receivables and other current assets as disclosed in this Agreement.

         5.16 INSURANCE. Section 5.16 of the Disclosure Schedule lists the insurance policies carried by any of the DE Entities or the LLCs covering the Assets and/or the Businesses.

         5.17 FINDER'S FEES. Except for Merrill Lynch & Co., whose fees will be paid by DETTCO, no investment banker, broker or finder has acted directly or indirectly for DETTCO or any Affiliate of DETTCO in connection with this Agreement or the transactions contemplated hereby. No other investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of DETTCO or any of its Affiliates. DETTCO agrees to indemnify and hold Partnership harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by DETTCO or any of its Affiliates with respect to any such fee, expense or commission.

         5.18 INVESTMENT INTENT. DETTCO is acquiring the Class B Units for DETTCO's own account, and not with a view to, or for sale in connection with, the distribution thereof in violation of state or federal law. DETTCO acknowledges that the Class B Units have not been registered under the Securities Act of 1933, as amended, ("Securities Act") or the securities laws of any state. Without such registration, the Class B Units may not be sold, pledged, hypothecated or otherwise transferred unless it is determined that registration is not required. DETTCO, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Class B Units, and DETTCO, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Class B Units.

         5.19 PERSONNEL INFORMATION; LABOR RELATIONS. Except as and to the extent set forth in Section 5.19 of the Disclosure Schedule: (i) there is no labor strike, stoppage, lockout or material dispute or material slowdown pending that involves the Subject Employees or, to the knowledge of DETTCO, threatened, and there has not been any such action during the last three years; (ii) no Subject Employee is represented by any labor organization and, to the knowledge of DETTCO, there are no current union organizing activities among the Subject Employees and; (iii) except for those Duke Energy Corporation policies, rules or procedures that are common to DETTCO and the General Partner, there are no material written personnel policies, rules or procedures applicable to Subject Employees.

         5.20 YEAR 2000 WARRANTY.

                  (a) Except as to (i) Year 2000 compliance matters included in the Assumed Obligations, (ii) Software utilized by both DETTCO and Partnership and provided by Duke Energy Corporation or its Affiliate and (iii) information provided in Section 5.20(a) of the Disclosure Schedule, when used in accordance with applicable supplied documentation, all Software utilized in connection with the Businesses (whether or not forming a part of the Assets) will to DETTCO's knowledge, (x) operate accurately prior to, during and after the calendar year 2000 A.D. with respect to date and time dependent data, computations, output or other functions, will accurately process, calculate, compare and sequence date and time data from, into and between the twentieth and twenty-first centuries, and further including leap year calculations, and will properly exchange accurate date and time data during or related to the aforementioned time periods with all relevant hardware, firmware, software and embedded systems used in connection with it, or (y) be modified, repaired or replaced so as to comply prior to the earlier of (A) June 1, 1999, or (B) the earliest date on which the Software may be required to perform date/time processing involving dates later than December 31, 1999.

                  (b) With respect to any Software that DETTCO or its Affiliates is acquiring or may acquire prior to the Closing Date to be used in connection with the Businesses, all such Software will comply with the provisions of paragraph (a) above or, alternatively, DETTCO will require by written contract that the vendor of such Software will place such Software in compliance in accordance with the time schedule set forth in paragraph (a) above.

                  (c) Except as would not have a Material Adverse Effect, all Software and computer hardware used by DETTCO or its Affiliates in conjunction with, and which are necessary for, the Businesses as of the Closing Date that will not be a part of the Assets and that will not be available to the LLCs following the Closing on substantially the same terms as immediately prior to the Closing Date are listed in Section 5.20(c) of the Disclosure Schedule.

         5.21 CAPITAL PROJECTS. Section 5.21 of the Disclosure Schedule contains a complete and accurate summary description of all capital projects relating to the Assets or the Businesses currently in progress, and all material capital projects currently planned, by any of the DE Entities or the LLCs ("Capital Projects"). Section 5.21 of the Disclosure Schedule also sets forth, as of the date set forth therein, (i) the total capital expenditures appropriated for each such project, (ii) amounts expended for each such project, (iii) the forecast for each such project for the amounts remaining to be expended, (iv) the total estimated cost for each such project and (v) all material Contracts relating to such projects. The total estimated costs for each such project are DETTCO's good faith estimate, based upon facts currently known by DETTCO as of the date hereof, as to the cost of each such project through completion.

                                   ARTICLE VI.
                  REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP

         6.1 LIMITED PARTNERSHIP MATTERS. Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. DETTCO has been provided with a true and correct copy of Partnership's Limited Partnership Agreement. Partnership has all requisite limited partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated hereby have been duly authorized by all requisite limited partnership action on the part of Partnership. This Agreement has been duly executed and delivered by Partnership.

         6.2 VALIDITY OF AGREEMENT; NO CONFLICT.

                  (a) This Agreement is a legal, valid and binding obligation of Partnership, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the other agreements and documents to be delivered by Partnership to DETTCO hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by Partnership will not, with or without the passage of time or the giving of notice or both:

                           (i) conflict with, constitute a breach, violation or
                  termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under any material agreement to which Partnership is a party or by which Partnership or its assets are bound;

                           (ii) conflict with or violate the organization
                  documents of Partnership or the General Partner;

                           (iii) result in the creation or imposition of any
                  Lien on any of the assets of Partnership, the Consideration or the Units; or

                           (iv) to Partnership's knowledge, violate any law,
                  statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Partnership or its properties or assets;

except any matters described in clauses (i), (iii) or (iv) that would not have a Partnership Material Adverse Effect.

         6.3 INVESTMENT INTENT. Partnership is acquiring the Subject Interest for its own account, and not with a view to, or for sale in connection with, the distribution thereof in violation of state or federal law. Partnership acknowledges that the Subject Interest has not been registered under the Securities Act or the securities laws of any state and neither DETTCO nor any of its Affiliates has any obligation to register the Subject Interest. Without such registration, the Subject Interest may not be sold, pledged, hypothecated or otherwise transferred unless it is determined that registration is not required. Partnership, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Subject Interest, and Partnership, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Subject Interest.

         6.4 FINDER'S FEE. Except for Simmons & Company International and The Ownby Companies, whose fees will be paid by Partnership, no investment banker, broker or finder has acted directly or indirectly for Partnership or any Affiliate of Partnership in connection with this Agreement or the transactions contemplated hereby. No other investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Partnership or any of its Affiliates. Partnership agrees to indemnify and hold DETTCO harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Partnership or any of its Affiliates with respect to any such fee, expense or commission.

         6.5 SECTION 704(c) ALLOCATIONS. Partnership agrees to adopt the remedial method described in Treas. Reg. Section 1.704-3(d) in allocating income, gains, losses and deductions with respect to the Assets for U.S. federal and state income tax purposes.

         6.6 SEC REPORTS. Partnership has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1998 (collectively, "Partnership's SEC Reports"). Partnership's SEC Reports have complied in all material respects with all applicable requirements of the Exchange Act. As of their respective dates, none of Partnership's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Partnership has heretofore delivered to DETTCO, in the form filed with the SEC, all of Partnership's SEC Reports.

         6.7 FINANCIAL STATEMENTS. The audited consolidated financial statements of Partnership included in Partnership's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K"), which consist of (i) consolidated balance sheets as of December 31, 1997 and 1996,

(ii) consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997 and (iii) the notes thereto, certified by KPMG Peat Marwick LLP, whose report thereon is included therewith, were prepared in accordance with GAAP and present fairly Partnership's consolidated financial position and the consolidated results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated financial statements of Partnership contained in Partnership's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 ("Partnership 10-Q"), which consist of (a) a consolidated balance sheet as of June 30, 1998 and December 31, 1997, (b) consolidated statements of income for the three months and six months ended June 30, 1998 and 1997, (c) consolidated statements of cash flows for the six months ended June 30, 1998 and (d) the notes thereto, were prepared in accordance with GAAP, subject to the absence of notes and schedules, and present fairly Partnership's consolidated financial position and the consolidated results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby, subject to normal and recurring year-end adjustments.

         6.8 ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed in Partnership's SEC Reports (without further amendment), since June 30, 1998 there have not been any events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Partnership Material Adverse Effect.

         6.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Partnership nor any of its subsidiaries has any material indebtedness, liability or obligation of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as of June 30, 1998 included in Partnership 10-Q or otherwise disclosed in Partnership SEC Reports, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

         6.10 CONSENTS, APPROVALS, AUTHORIZATIONS AND PERMITS. The issuance and sale of the Class B Units to DETTCO hereunder does not require any vote of the holders of the outstanding Units under the rules or policies of the New York Stock Exchange. Except for the matters described in Section 8.1, no other consent, authorization or approval of, any Person not a Party, including any Governmental Authority, is necessary on behalf of Partnership to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by it and the consummation of the transactions contemplated hereby or thereby, except as would not have a Partnership Material Adverse Effect.

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO OBLIGATIONS OF PARTNERSHIP AT CLOSING. The obligation of Partnership to acquire the Subject Interest and to issue the Consideration to DETTCO as contemplated hereby is, at the option of Partnership, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Partnership in writing.

                  (a) Representations, Warranties and Covenants. DETTCO shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and all representations and warranties of DETTCO contained in this Agreement or in any certificate, document, instrument or writing delivered to Partnership by or on behalf of DETTCO pursuant to this Agreement, to the extent qualified as to materiality, shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, on and as of the Closing Date with the same force and effect as though they had been made on and as of such date, and Partnership shall have received a certificate, dated as of the Closing Date, signed by a duly authorized officer of DETTCO certifying the same.

                  (b) Corporate Approvals. Partnership shall have received a certificate, dated as of the Closing Date, signed by DETTCO's Secretary or Assistant Secretary certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Board of Directors of DETTCO authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the transfer of the DETTCO Assets to the DETTCO LLC, (ii) the incumbency of the officers executing this Agreement on behalf of DETTCO and any documents to be executed and delivered by DETTCO at the Closing, and
         (iii) that attached to the certificate are true and correct copies of the charter documents and bylaws of DETTCO, as in force and effect on the Closing Date.

                  (c) Subsidiary Approvals. Partnership shall have received certificates, dated as of the Closing Date, signed by the Secretary or Assistant Secretary or comparable officer of DETTCO, as to the DE Entities (other than DETTCO), and of each of the LLCs, as to themselves, certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, all resolutions to be attached thereto of the Board of Directors or Board of Managers, as the case may be, of such entities authorizing the execution, delivery and performance of all transactions relating to the transfer of Assets and of Membership Interests or other transactions contemplated by this Agreement, (ii) the incumbency of the officers or managers of each such party executing documents to be executed and delivered at or in connection with the Closing or such transfer of Assets and Membership Interests, and (iii) that attached to the certificate are true and correct copies of the charter documents and bylaws, as applicable, of each such entity (other than DETTCO), as in force and effect on the Closing Date.

                  (d) Good Standing. DETTCO shall have delivered to Partnership certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of DETTCO and each of the LLCs, as of a date not more than ten (10) Business Days prior to the Closing Date, in each of the jurisdictions listed in Section 5.1 of the Disclosure Schedule for such entity. To the extent provided for under applicable law, DETTCO shall have delivered to Partnership certificates or other writings issued by appropriate Governmental Authorities evidencing that all applicable state franchise and similar Taxes have been paid in such jurisdictions for the DE Entities and the LLCs.

                  (e) Instruments of Transfer. DETTCO shall have executed and delivered to Partnership the Assignment of Subject Interest.

                  (f) No Adverse Effect. There shall have been no Material Adverse Effect on the Assets or the Businesses since the Balance Sheet Date (regardless of insurance coverage).

                  (g) Consents. All consents, licenses and approvals from all third Persons necessary or appropriate for Partnership to consummate the transactions contemplated by this Agreement and for the consummation of the transactions with respect to the transfer of the Assets to the LLCs, including those listed in Section 5.3(a) of the Disclosure Schedule, shall have been received.

                  (h) Delivery of Other Agreements. DETTCO or its Affiliates, as the case may be, shall have executed and delivered to Partnership or its Affiliates all of the Other Agreements to which such Person is a party.

                  (i) No Litigation. No Proceeding that is meritorious in the opinion of counsel to Partnership shall have been instituted or threatened relating to this Agreement or the transactions contemplated hereby, and no Governmental Authority shall have taken any other action to challenge or delay the transactions contemplated hereby.

                  (j) HSR Act. Any required waiting period under the HSR Act shall have expired or early termination shall have been granted with respect to such period.

                  (k) Credit Facility. DETTCO or an Affiliate of DETTCO shall have established for the benefit of the LLCs a credit facility that is satisfactory for the operations for the LLCs in Partnership's and DETTCO's reasonable judgment ("Credit Facility").

                  (l) Truck Lease Agreement. DETTCO LLC shall have entered into a new lease agreement with Ryder Trucks on terms reasonably satisfactory to Partnership with respect to the tractor-trailers used in connection with the Assets and Businesses, and which are currently under lease from Ryder Trucks to DETTCO.

                  (m) Due Diligence. Partnership shall have completed its due diligence reviews with results satisfactory to Partnership.

                  (n) Employment Agreements. Satisfactory employment agreements shall have been entered into between Partnership or its Affiliates and those employees of DETTCO and its Affiliates as Partnership may reasonably require.

                  (o) Guaranty Agreement. The Guaranty Agreement shall have been executed and delivered.

                  (p) Amended Limited Partnership Agreement; Capital Contribution. The Amended Limited Partnership Agreement shall have been adopted and approved by all appropriate partnership action on the part of Partnership and shall be effective on or prior to the Effective Time. The General Partner shall have contributed to Partnership the capital contribution required pursuant to Section 4.1(d) of the Amended Limited Partnership Agreement as a result of the issuance of the Consideration.

                  (q) Adjustments. Settlement of all adjustments to the value of the Consideration shall have been agreed to as provided in Section 2.3(a).

                  (r) Side Letter Agreements. Side letter agreements satisfactory to both Parties shall have been entered into between:

                           (i) the General Partner and Duke Energy Corporation
                  pursuant to which the amount of indirect costs, general and administrative costs and other similar costs charged to the LLCs shall not exceed $300,000 per year for the period ending on the fifth anniversary date of the Closing Date; and

                           (ii) DETTCO and the Partnership providing for the
                  resolution of the amounts payable by such parties pursuant to the Mobil Contract.

         7.2 CONDITIONS TO OBLIGATIONS OF DETTCO AT CLOSING. The obligation of DETTCO to transfer the Subject Interest and acquire the Consideration as contemplated hereby is, at the option of DETTCO, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by DETTCO in writing.

                  (a) Representations, Warranties and Covenants. Partnership shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and the representations and warranties of Partnership contained in this Agreement or in any certificate, document, instrument or writing delivered to DETTCO by or on behalf of Partnership pursuant to this Agreement, to the extent qualified as to materiality, shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, on and as of the Closing Date with the same force and effect as though they had been made on and as of such date, and DETTCO shall have received a certificate, dated as of the

         Closing Date, signed by the President or a Vice President of Partnership's General Partner certifying the same.

                  (b) Partnership Approvals. DETTCO shall have received a certificate, dated as of the Closing Date, signed by the Secretary or Assistant Secretary of the General Partner certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of (A) the Special Committee of the Board of Directors of the General Partner authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and (B) resolutions of the Board of Directors of the General Partner establishing the Special Committee and approving the Amended Limited Partnership Agreement and the issuance and sale of the Class B Units,
         (ii) the incumbency of the officers executing this Agreement on behalf of Partnership and any documents to be executed and delivered by Partnership or its Affiliates at the Closing, and (iii) that attached to the certificate are true and correct copies of the Amended Limited Partnership Agreement and the charter documents and bylaws of the General Partner, as in force and effect on the Closing Date.

                  (c) Good Standing. Partnership shall have delivered to DETTCO certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of Partnership, as of a date not more than ten (10) Business Days prior to the Closing Date, in Texas and Delaware. To the extent provided for under applicable law, Partnership shall have delivered to DETTCO certificates or other writings issued by appropriate Governmental Authorities evidencing that all applicable state franchise and similar Taxes have been paid in such jurisdictions.

                  (d) Delivery of Other Agreements. Partnership or its Affiliates, as may be the case, shall have executed and delivered to DETTCO or its Affiliates all of the Other Agreements to which such Person is a party.

                  (e) No Litigation. No Proceeding that is meritorious in the opinion of counsel to DETTCO shall have been instituted or threatened relating to this Agreement or the transactions contemplated hereby, and no Governmental Authority shall have taken any other action to challenge or delay the transactions contemplated hereby.

                  (f) Consents. All consents, licenses and approvals from all third Persons necessary or appropriate for DETTCO to consummate the transactions contemplated by this Agreement, and for the consummation of the transactions with respect to the transfer of the Assets to the LLCs including those listed in Section 5.3(a) of the Disclosure Schedule, shall have been received.

                  (g) HSR Act. Any required waiting period under the HSR Act shall have expired or early termination shall have been granted with respect to such period.

                  (h) Delivery of the Consideration. Partnership shall have delivered to DETTCO on the Closing Date the Consideration in accordance with Sections 2.1 and 2.2.

                  (i) Amended Limited Partnership Agreement; Capital Contribution. The Amended Limited Partnership Agreement shall have been adopted and approved by all appropriate partnership action on the part of Partnership and shall be effective on or before the Effective Time. The General Partner shall have contributed to Partnership the capital contribution required of it pursuant to Section 4.1(d) of the Amended Limited Partnership Agreement as a result of the issuance of the Consideration.

                  (j) Adjustments. Settlement of all adjustments to the value of the Consideration shall have been agreed to as provided in Section 2.3(a).

                  (k) Credit Facility. The Credit Facility shall have been established for the benefit of the LLCs that is satisfactory for the operations for the LLCs in Partnership's and DETTCO's reasonable judgment.

                  (l) Truck Lease Agreement. DETTCO LLC shall have entered into a new lease agreement with Ryder Trucks on terms reasonably satisfactory to Partnership with respect to the tractor-trailers used in connection with the Assets and Businesses, and which are currently under lease from Ryder Trucks to DETTCO.

                  (m) Side Letter Agreement. DETTCO and the Partnership shall have entered into a side letter agreement satisfactory to both Parties providing for the resolution of the amounts payable by such parties pursuant to the Mobil Contract.

                                  ARTICLE VIII.
                      HSR FILING; ACCESS TO INFORMATION BY
                        PARTIES; MATTERS PENDING CLOSING

         8.1 HSR FILING. Each Party shall (i) file promptly with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") any notification and report form required for the transactions contemplated hereunder by the HSR Act, requesting early termination of the waiting period thereunder, (ii) respond promptly to any inquiries from the DOJ or the FTC in connection with such filings and (iii) comply in all material respects with the requirements of the HSR Act. Subject to regulatory constraints, DETTCO and Partnership shall cooperate with each other and promptly furnish all information to the other Party that is necessary in connection with the Parties' compliance with the HSR Act. DETTCO and Partnership shall coordinate their initial filing of the notification and report form so that such filings are made on the same day. Subject to regulatory constraints, DETTCO and Partnership shall each keep the other Party fully advised with respect to any requests from or communications with the DOJ or FTC and shall consult with the other Party with respect to all filings and responses thereto.

         8.2 DUE DILIGENCE PRIOR TO CLOSING. Until the Closing, during normal business hours and subject to the confidentiality provisions of Section 9.5, DETTCO will allow Partnership and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives to examine all financial, operating and other data and information relating to the ownership and operation of the Assets and the Businesses as Partnership shall from time to time reasonably request and will afford Partnership and its employees, officers, accountants, attorneys, agents and other authorized representatives access to offices, facilities, properties, books, records, contracts and documents of DETTCO, the DE Entities and the LLCs, and will be given the opportunity to ask questions of, and receive answers from, representatives of DETTCO, the DE Entities and the LLCs with respect to the Businesses and the Assets. Except as specifically provided herein, no investigations by Partnership or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of DETTCO with respect to any representations, warranties, covenants or agreements made herein or in the Disclosure Schedule or any Exhibit or other certificate, instrument, agreement or document executed and delivered in connection with this Agreement. Each Party will cooperate with the other Party and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Authority.

         8.3 PUBLIC ANNOUNCEMENTS. Until the Closing or termination hereof, Partnership and DETTCO will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and, subject to legal constraints, to the form and content of any application or report to be made to any Governmental Authority that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures that are, in the opinion of the Party proposing to make the announcement or disclosure, legally required to be made, all public announcements and disclosures shall require the consent of Partnership and DETTCO, which consent shall not be unreasonably withheld. Should an announcement or disclosure be made by one Party, the other Party shall be immediately advised of the text and time of release of such announcement or disclosure.

         8.4 ACTIONS PENDING CLOSING. (a) From the date hereof until the Closing, except as contemplated by this Agreement, DETTCO covenants that, unless the prior written consent of Partnership is obtained, it will not take, and it will cause the DE Entities and the LLCs not to take, any direct or indirect action that would result in a violation of any of the following:

                  (i) The DE Entities, and upon conveyance of the Assets and Businesses to the LLCs, the LLCs will operate the Assets and the Businesses diligently and in the usual, regular and ordinary manner.

                  (ii) None of the DE Entities or the LLCs will enter into or modify any Contract or other commitment not in the usual and ordinary course of its business consistent with past business practices, or engage in any transaction not in the usual and ordinary course of its business consistent with past business practices.

                  (iii) None of the DE Entities or the LLCs will:

                           (A) create, assume or permit to exist any Lien
                  (except Permitted Encumbrances) upon any of the Assets, whether now owned or hereafter acquired; or

                           (B) sell, assign, lease or otherwise transfer or
                  dispose of any of the Assets, except for the sale of inventory in the ordinary course of business.

                  (iv) All tangible property that constitutes part of the Assets will be maintained in accordance with past practice.

                  (v) The DE Entities or the LLCs will maintain insurance on the Assets in accordance with the DE Entities' past practices and will not permit any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect.

                  (vi) To the extent related to the ownership and operation of the Assets, each of DETTCO and the LLCs will maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, and will not introduce any method of accounting inconsistent with that used in prior periods, and will comply with all laws applicable to it and to the conduct of its business.

                  (vii) DETTCO and its Affiliates will timely file all Tax Returns and all reports required to be filed with any federal, state or local governmental agency or regulatory body to the extent they relate to the Assets or the Businesses.

                  (viii) The DE Entities will not, and will cause the LLCs not to, enter into any transaction, make any agreement or commitment or take any other action that would result in any of the representations or warranties contained in this Agreement not being true and correct as of the Closing Date or that would in any material way hinder or prevent DETTCO's performance of its obligations under this Agreement.

                  (ix) Except with respect to the Businesses, the LLCs will not make any acquisitions of any other business or business operations, whether by way of acquisition of assets or equity interests in any other entity, by merger or otherwise, nor will they enter into any agreements, understandings, negotiations or letters of intent with third parties with respect to any such acquisition. Any such agreements or understandings currently existing are listed in Section 8.4 of the Disclosure Schedule.

         (b) From the date hereof until the Closing, except as contemplated by this Agreement, Partnership covenants that, unless the prior written consent of DETTCO is obtained, it will not take, and it will cause its subsidiaries not to take, any direct or indirect action that would result in a violation of any of the following:

                  (i) The assets and the businesses of Partnership and its subsidiaries shall be operated diligently and in the usual, regular and ordinary manner.

                  (ii) Partnership will not, and will cause its subsidiaries not to, enter into any transaction, make any agreement or commitment or take any other action that would result in any of Partnership's representations or warranties contained in this Agreement not being true and correct as of the Closing Date or that would in any material way hinder or prevent Partnership's performance of its obligations under this Agreement.

                  (iii) Partnership will not split or combine the Units or cause the Units to be delisted from the New York Stock Exchange.

         8.5 NO-SHOP. DETTCO represents that neither it nor its Affiliates have entered into or executed any instrument with any other Person which would constitute a currently binding purchase and sale agreement or right to match any proposed sale relating to the sale of the Membership Interests, the Assets (other than in the ordinary course of business), the Businesses or any part thereof. DETTCO agrees promptly to (i) terminate any and all negotiations and discussions in which DETTCO may be currently involved with any other Persons with regard to the sale of all or any part of the Membership Interests, the Assets (other than in the ordinary course of business) or the Businesses, and
(ii) neither solicit nor evaluate additional bids nor discuss with or provide information to third Persons with respect to the purchase by or sale to any other Person of all or any part of the Membership Interests, the Assets (other than in the ordinary course of business) or the Businesses.

         8.6 NOTICE OF DEFAULT BY DETTCO. From the date hereof until the Closing, DETTCO shall give written notice to Partnership promptly after DETTCO obtains knowledge of or receives any notice claiming or alleging the occurrence of:

                  (a) Any breach or default, or event which notice or the passage of time or both might constitute a breach or default, with respect to any Contracts, Permits, or rights-of-way or similar rights relating to any portion of the Assets;

                  (b) Any damages or losses reasonably estimated to exceed $100,000 in the aggregate with respect to the Assets;

                  (c) Any circumstance, event or omission which would result in
         (i) any of DETTCO's or Partnership's representations or warranties contained in this Agreement being or becoming inaccurate or misleading, or (ii) the creation of any Lien on any of the Assets except for any Permitted Encumbrance; or

                  (d) Any breach by DETTCO of this Agreement.

         8.7 NOTICE OF DEFAULT BY PARTNERSHIP. From the date hereof until the Closing, Partnership shall give written notice to DETTCO promptly after Partnership obtains knowledge of or receives any notice claiming or alleging the occurrence of:

                  (a) Any circumstance, event or omission which would result in any of Partnership's or DETTCO's representations or warranties contained in this Agreement being or becoming inaccurate or misleading; or

                  (b) Any breach by Partnership of this Agreement.

         8.8 EFFORTS TO SATISFY CONDITIONS. Partnership and DETTCO agree to use their commercially reasonable efforts to bring about the satisfaction of the conditions specified in Article VII hereof.

         8.9 DISCLAIMERS. The Assets are being transferred to the LLCs by the DE Entities without warranty and "AS IS, WHERE IS" with all faults. Partnership acknowledges that (a) it has had and pursuant to this Agreement will have prior to the Closing access to the DE Entities, the LLCs and the Assets and the officers and employees of the DE Entities and (b) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Partnership has relied solely on the basis of its own independent investigation and upon the expressed representations, warranties, covenants and agreements set forth in this Agreement and written agreements and certificates delivered at Closing as contemplated by this Agreement. Except as specifically set forth herein and in the written agreements and certificates delivered at Closing as contemplated by this Agreement, DETTCO (on behalf of itself and the other DE Entities) hereby expressly disclaims and negates to Partnership and the LLCs ALL WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, REGARDING THE ASSETS INCLUDING WITHOUT LIMITATION, (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, PERFORMANCE, CONDITION, CERTIFICATE, MAINTENANCE, OR SPECIFICATION AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PARTNERSHIP BY OR ON BEHALF OF DETTCO, AND PARTNERSHIP WILL HAVE SOLE RESPONSIBILITY FOR ANY ACTION TAKEN BY PARTNERSHIP, OR BY OTHERS RELYING ON PARTNERSHIP'S ADVICE, BASED ON THE RECORDS. As used in the disclaimer provisions of this Section 8.9, "DETTCO" shall include all of the DETTCO Indemnitees.


                                   ARTICLE IX.
                    NONCOMPETITION AGREEMENT; CONFIDENTIALITY

         9.1 NONCOMPETITION COVENANT. DETTCO agrees that, for a period beginning on the Closing Date and ending on the second anniversary of the Closing Date, neither it nor any of its Majority Affiliates will engage or participate in, or carry on, either as owner, proprietor, partner, stockholder, agent, member, consultant, advisor, trustee or otherwise, whether or not for compensation, the operation of a business that competes with the Businesses in the Territory, nor will such parties acquire assets which are used for, or acquire entities or enter into joint ventures which are engaged principally in, a business that competes with the Businesses in the Territory. For purposes of Sections 9.1, 9.2 and 9.3, the defined terms:

                  (i) "Territory" shall mean North America with the exception of Canada, the Gulf of Mexico and the area within 25 miles of the Gulf Coast of Louisiana, Mississippi and Alabama.

                  (ii) "Businesses" shall mean the crude oil gathering, transportation and storage business, together with related marketing and trading activities, excluding, however any such activities to the extent arising or occurring in connection with the ownership or operation of any exploration and production business or assets.

                  (iii) "Majority Affiliate" shall mean any entity in which Duke Energy Corporation owns, directly or indirectly, the following interests: with respect to each such entity that is: (x) a corporation, the majority of all outstanding equity interests which are, in the normal course of business, entitled to elect the Board of Directors (or equivalent governing body) of such entity, (y) a partnership, the majority of the partnership interests thereof, or (z) a limited partnership or limited liability company, a majority of the equity interest (as specified in this paragraph 9.1(iii)) of the entity serving as the managing general partner or managing member, as applicable (provided that the term "Majority Affiliate" shall not include DETM or the TEPPCO Entities).

                  (iv) "Engaged principally in" or any similar phrase shall mean that the majority of the assets in question, or assets of the entity in question, based on the value of such assets as determined in good faith by DETTCO, are utilized for the Businesses.

                  (v) "Crude Oil Assets" shall mean assets principally used to engage in the Businesses.

         9.2 EXCEPTIONS. Notwithstanding the provisions of Section 9.1, the restrictions specified in Section 9.1: (i) shall terminate with respect to any asset or entity that is sold by DETTCO or a Majority Affiliate to another Person that is not a Majority Affiliate, and (ii) shall not apply to (w) assets constructed by DETTCO or a Majority Affiliate, (x) the acquisition of any entity or the entering into of a joint venture by DETTCO or a Majority Affiliate, which entity or joint venture is not engaged principally in the Business, (y) Crude Oil Assets acquired in any particular transaction if the majority of the aggregate assets acquired in such transaction are not Crude Oil Assets, or (z) the business of DETTCO or a Majority Affiliate as currently conducted with respect to Crude Oil Assets currently owned by DETTCO or a Majority Affiliate (other than the Assets). Notwithstanding anything herein to the contrary, with respect to Crude Oil Assets acquired as permitted by this Section 9.2 or the Crude Oil Assets of entities acquired or currently owned as permitted by this
Section 9.2, the continued operation of such Crude Oil Assets shall not be deemed to violate the restrictions of Section 9.1 hereof. DETTCO agrees to give Partnership written notice of all determinations by DETTCO made in accordance with Section 9.1(iv) with respect to assets or entities acquired; provided, however, that there shall be no obligation to provide such notice with respect to acquisitions (of entities or assets) which involve a de minimus amount of assets in the Businesses.

         9.3 REASONABLENESS OF COVENANT. DETTCO acknowledges that the covenant provided in Section 9.1 hereof is manifestly reasonable on its face and is no more restrictive than is required for the protection of Partnership in its acquisition and operation of the LLCs and the Businesses in that such covenant is given in consideration for Partnership's performance of its obligations under this Agreement and the other agreements called for herein. In the event the provisions of Section 9.1 should ever be deemed to exceed the time and geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         9.4 INJUNCTIVE RELIEF. It is specifically understood and agreed that any breach or threatened breach of the provisions of Section 9.1 hereof is likely to result in irreparable harm to Partnership and that an action at law for damages alone will be an inadequate remedy for such breach or threatened breach, and that Partnership would suffer irreparable harm in the event DETTCO or its Affiliates fail to comply with its obligations hereunder. Therefore, in addition to any other remedy that may be available to it, Partnership shall be entitled to enforce the specific performance of Section 9.1 by DETTCO and its Affiliates and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages, and such other relief as the court may allow. The provisions of Article XV (except for Sections 15.4 and 15.5) shall not be applicable to the injunctive relief provided in this Section 9.4 or to the enforcement of the injunctive remedies provided in this Section 9.4.

         9.5 CONFIDENTIALITY.

                  (a) Prior to the Closing, each of DETTCO and Partnership shall not use or provide, and shall prohibit any of its Affiliates, employees, agents, accountants, legal counsel or other representatives from directly or indirectly using or providing to any Person, any confidential information of any kind provided by the other Party in connection with the transactions contemplated by this Agreement except as otherwise required to be disclosed by applicable law or regulation or as may reasonably be deemed necessary by DETTCO or Partnership, as the case may be, in the prosecution of any Proceeding; provided, however, that as to any disclosure that shall be made, the Party making such disclosure shall as soon as practicable give written notification to the other Party that explains in reasonable detail the information disclosed and the basis for such disclosure.

                  (b) In the event the Closing does occur, for a period ending on the second anniversary date of the Closing, DETTCO shall not use or provide, and shall prohibit any of its Affiliates, employees, agents, accountants, legal counsel or other representatives from directly or indirectly using or providing to any Person any confidential information of any kind concerning the Assets or the Businesses, except as otherwise required to be disclosed by applicable law or regulation or as may reasonably be deemed necessary by DETTCO in the prosecution of any Proceeding;

         provided, however, that as to any disclosure that shall be made, DETTCO shall as soon as practicable give Partnership written notification that explains in reasonable detail the information disclosed and the basis for such disclosure.

                  (c) In the event the Closing does not occur, for a period ending on the second anniversary date of the date hereof, Partnership shall not use or provide, and shall prohibit any of its Affiliates, employees, agents, accountants, legal counsel or other representatives from directly or indirectly using or providing to any Person any confidential information of any kind obtained by it from DETTCO in connection with the transactions contemplated by this Agreement, except as otherwise required to be disclosed by applicable law or regulation or as may reasonably be deemed necessary by Partnership in the prosecution of any Proceeding; provided, however, that as to any disclosure that shall be made, Partnership shall as soon as practicable give DETTCO written notification that explains in reasonable detail the information disclosed and the basis for such disclosure.

                  (d) Information shall not be subject to the provisions of this
         Section 9.5 which (i) is or becomes generally available to the public other than as a result of a disclosure in breach of these or other confidentiality provisions, (ii) was in the possession of the recipient on a nonconfidential basis prior to its disclosure in connection with the transactions contemplated by this Agreement, or (iii) was or becomes available to the recipient Party on a nonconfidential basis from a third Person who is not bound by a similar confidentiality arrangement.

         9.6 RESTRICTIONS REGARDING EMPLOYEES. Until the second anniversary date of the Closing Date, without the prior written approval of the Chief Executive Officer of the General Partner, which approval shall not be unreasonably withheld, neither DETTCO nor its Affiliates will hire or seek to hire those former employees of DETTCO or its Affiliates who enter into employment agreements with an Affiliate of Partnership at the Closing or within ninety (90) days following the Closing in connection with the transactions contemplated by this Agreement.


                                   ARTICLE X.
                              ADDITIONAL AGREEMENTS

         10.1 DELIVERY OF CORPORATE DOCUMENTS. As soon as practical after the Closing, DETTCO shall deliver to Partnership a copy of all Records, including computer disks reflecting such Records. DETTCO agrees that Partnership and its authorized representatives, upon the execution of DETTCO's standard confidentiality agreement, shall have the right to inspect and, at Partnership's expense, copy, at any time during regular business hours for any proper purpose, the corporate, accounting, auditing and tax books, records (including work papers) and other books and records relating to the ownership and operation of the Assets as are retained by DETTCO or its Affiliates.

         10.2 FURTHER ASSURANCES. DETTCO and its Affiliates shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Partnership at or following the

Closing such other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for Partnership, as shall be necessary or desirable to vest in Partnership all the right, title and interest in and to the Subject Interest and in the Membership Interests other than the Subject Interest and to vest in the LLCs the Assets pursuant to the terms of this Agreement and shall take and shall cause its Affiliates to take, and shall use all commercially reasonable efforts to cause non-affiliated Persons to take, all other action as Partnership reasonably may require, before or after Closing, to more effectively implement and carry into effect the transactions contemplated by this Agreement.

         10.3 COOPERATION AFTER CLOSING.

                  (a) For the greater of five years from the Closing Date and the period as may be required by any statute, regulation or Governmental Authority or any then pending litigation, Partnership shall permit DETTCO and its representatives reasonable access to the Records that are transferred to Partnership in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit in which DETTCO or any of its Affiliates is involved and which is related to the Businesses or the Assets, during regular business hours and upon reasonable notice at Partnership's principal places of business or at any location where the Records are stored; provided that (i) any access shall be had or done in a manner so as to not interfere with the normal conduct of the Businesses, (ii) Partnership shall not be required to provide access to any confidential record or records, the disclosure of which would violate any statute or regulation or applicable confidentiality agreement with any Person, and
         (iii) Partnership shall not be required to provide access to any confidential record or records, the disclosure of which would cause Partnership or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

                  (b) For the greater of five years from the Closing Date and the period as may be required by any statute, regulation or Governmental Authority or any then pending litigation, DETTCO shall permit Partnership and its representatives reasonable access to the general business records and files of DETTCO in anticipation of, or preparation for, existing or future litigation or any Tax audit in which Partnership or any of its Affiliates is involved and which is related to the Businesses or the Assets, during regular business hours and upon reasonable notice at DETTCO's principal places of business or at any location where the records or files are stored; provided that
         (i) any access shall be had or done in a manner so as to not interfere with the normal conduct of DETTCO's business, (ii) DETTCO shall not be required to provide access to any confidential record or records, the disclosure of which would violate any statute or regulation or applicable confidentiality agreement with any Person, and (iii) DETTCO shall not be required to provide access to any confidential records or files, the disclosure of which would cause DETTCO or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

         10.4 PAYMENT FOR OTHER INVENTORY AND IMBALANCES.

                  (a) Within sixty (60) calendar days following the Closing Date, Partnership shall deliver to DETTCO a schedule setting forth all Other Inventory as of the Effective Time, as determined in the manner set forth in Part I of Exhibit G. The Other Inventory comprises a part of the Assets and after the Closing shall continue to be owned by the LLC owning such Assets as of the Closing. The value of the Consideration shall be adjusted upwardly, however, by cash payment by Partnership to DETTCO for the fair market value of the Other Inventory. Should such schedule disclose that the total inventory of crude oil, condensate, including drip, and natural gas liquids is less than the Minimum Operating Inventory ("Inventory Deficit"), the value of the Consideration shall be adjusted downwardly by cash payment by DETTCO to Partnership for the fair market value of such deficit. The Consideration adjustment payment shall equal the fair market value of the Other Inventory or the Inventory Deficit, as the case may be, as of the Effective Time. A Consideration adjustment payment made pursuant to this paragraph (a) shall be treated: (i) if made by Partnership to DETTCO, as a purchase by Partnership of the Other Inventory; and (ii) if made by DETTCO to Partnership, as a contribution to the capital of Partnership by DETTCO in the amount of the Inventory Deficit.

                  (b) Within ninety (90) calendar days after the Closing Date, the Parties shall settle by cash payment any and all buy/sell, exchange and other imbalances of crude oil, condensate, including drip, and natural gas liquids in accordance with Part II of Exhibit G. A cash settlement payment made pursuant to this paragraph (b) shall be treated: (i) if made by Partnership to DETTCO, as a purchase by Partnership from DETTCO of a net receivable for other imbalances; and
         (ii) if made by DETTCO to Partnership, as a payment by DETTCO in exchange for Partnership's assumption of a net payable for other imbalances.

         10.5 EMPLOYEES.

                  (a) Effective as of and contingent upon the Closing, an Affiliate of Partnership shall offer to hire those individuals who perform services with respect to the LLCs, the Businesses or the Assets and are listed on Section 10.5(a) of the Disclosure Schedule ("Subject Employees"). Each such offer shall contain the following terms: (1) the Subject Employee's base rate of salary or hourly rate of pay (not including any bonus amounts) will not be less than the amount reported by DETTCO to the Chief Executive Officer of General Partner pursuant to
         Section 10.5(f), (2) the Subject Employee will be employed in substantially the same position as is reported by DETTCO to the Chief Executive Officer of General Partner pursuant to Section 10.5(f) with substantially the same authority as such Subject Employee has in his position with DETTCO or an Affiliate of DETTCO immediately prior to Closing, and (3) the Subject Employee's regular assigned work place will not be relocated by more than 25 miles further from his residence than was his regular assigned work place with DETTCO or an Affiliate of DETTCO immediately prior to Closing.

                  (b) No successor clause or successor agreement in any labor contracts or other labor arrangements to which DETTCO or any Affiliate of DETTCO is a party shall be applicable to the transfer of the Assets to the LLCs or otherwise affect or impose any conditions or obligations upon Partnership, or the LLCs, except to the extent such conditions or obligations may arise as a matter of law independently of the terms of this Agreement.

                  (c) [Intentionally omitted.]

                  (d) With respect to each of the Subject Employees, DETTCO shall comply with all applicable laws, including, without limitation, the WARN Act.

                  (e) Partnership hereby agrees to fully pay or otherwise satisfy any Claims by Subject Employees that arise under the PanEnergy Corp Change in Control Severance Benefits Plan to the extent that such Subject Employees are hired by an Affiliate of Partnership.

                  (f) DETTCO will provide to the Chief Executive Officer of the General Partner within five (5) days of the date of this Agreement a complete and correct list of the following information with respect to each Subject Employee: such individual's title and/or job description, date of hire by DETTCO or its Affiliate, annual salary or hourly rate of compensation, and, for each individual who is compensated on a salaried basis, the last date of increase of his/her salary and a description of any incentive compensation arrangements with DETTCO or its Affiliates.

         10.6 REVENUES AND REMITTANCE OF MONIES.

                  (a) Revenues. Subject to the terms hereof, all monies, proceeds, receipts, credits and income attributable to the Assets or the Businesses or for any delivery or performance by Partnership or the LLCs for any period of time on or subsequent to the Effective Time shall be the sole property and entitlement of Partnership (or the LLCs), and to the extent received by DETTCO or its Affiliates, DETTCO shall promptly and fully disclose, account for and transmit same to Partnership or the appropriate LLC. Unless otherwise provided herein or by the Parties in writing, all monies, proceeds, receipts and income attributable to the Assets or the Businesses (including, without limitation, any imbalance of crude oil, condensate, including drip, and natural gas liquids for which a settlement payment has not been made pursuant to Section 10.4(b)) or for any delivery or performance by any of the DE Entities or the LLCs for any period of time prior to the Effective Time shall be the sole property and entitlement of DETTCO and, to the extent received by Partnership (or the LLCs), Partnership shall (or shall cause the LLCs to) promptly and fully disclose, account for and transmit same to DETTCO.

                  (b) Expenses. Subject to the terms of this Agreement, all operating costs and expenses attributable to the Assets or the Businesses (including, without limitation, any imbalance of crude oil, condensate, including drip, or natural gas liquids for which a settlement payment has not been made pursuant to Section 10.4(b)) or for any delivery or performance by any of the DE Entities or the LLCs for any period of time prior to the Effective Time, regardless of when due or payable, shall be (subject to the further provisions hereof) the sole obligation of DETTCO, and DETTCO shall promptly pay such costs and expenses to, or if paid by Partnership (or the LLCs), promptly reimburse, Partnership. All operating costs and expenses attributable to the Assets or the Businesses or for any delivery or performance by DETTCO or the LLCs for any periods of time on or subsequent to the Effective Time shall be the sole obligation of the appropriate LLC and, Partnership shall (or shall cause the LLCs to) promptly pay such costs and expenses to, or if paid by DETTCO, promptly reimburse, DETTCO.

         10.7 SUSPENSE ACCOUNT FUNDS AND DIVISION ORDERS.

                  (a) DETTCO acknowledges that certain funds otherwise payable to operators and/or working and royalty interest owners in wells connected, or other owners delivering crude oil, condensate, including drip, or natural gas liquids to the Assets have been placed in suspense pending resolution of questions of title, execution of division or transfer orders, or for similar reasons (the "Suspense Account Funds"), provided that the definition of Suspense Account Funds shall not include any negative suspense amounts or entries (i.e., funds payable to a DE Entity by operators and/or working and royalty interest owners).

                  (b) On or before the Closing Date, DETTCO shall make a good faith estimate of the DE Entities' liability as of the Effective Time for Suspense Account Funds. As of the Closing, each of the LLCs shall have acquired cash (the "Suspense Cash Assets") equal to the Suspense Account Funds attributable to their respective Assets. Notwithstanding anything in this Agreement to the contrary, the LLCs shall assume and agree to be solely responsible for all Suspense Account Funds to the extent of the amount of the Suspense Cash Assets received by the LLCs.

                  (c) If any negative suspense account is subsequently collected by any LLC (which the LLCs shall exercise reasonable commercial efforts to accomplish to the extent they are able to do so), the amount thereof (less actual out of pocket expenses of collection) shall be remitted promptly to the appropriate DE Entity.

                  (d) Within ninety (90) days following the Closing Date, DETTCO shall determine the actual amount of Suspense Account Funds for which the DE Entities are liable as of the Effective Time, and shall provide to Partnership a statement thereof with reasonable evidence confirming the actual amount of such liability as of the Effective Time. If the actual amount of liability exceeds the amount of Suspense Cash Assets, then DETTCO shall pay to the appropriate LLC(s) in cash the amount of such excess contemporaneously with furnishing to Partnership said statement. If, however, the actual amount of liability for Suspense Account Funds is less than the amount of Suspense Cash Assets, Partnership shall cause the LLCs to reimburse to the appropriate DE Entities in cash the amount of such difference promptly upon receipt by Partnership of said statement. Partnership and DETTCO agree to cooperate and to make available to each other all information necessary to calculate and to confirm and verify the actual amount of Suspense Account Funds (including all computer data files). Partnership agrees that DETTCO may retain copies of such records as are necessary for DETTCO to make the calculations herein provided to be made by DETTCO. The Assets shall also include all of the DE Entities rights under division orders relating to properties for which the LLCs shall distribute revenues after Closing.

                  (e) For each specific suspense account within the Suspense Account Funds for which an LLC receives Suspense Cash Assets, such LLC shall assume and shall be solely responsible for Claims relating to such specific suspense account to the extent that such Claims (including Claims for the actual payment of the Suspense Account Funds for which such LLC receives a Suspense Cash Asset in such amount) are attributable solely to periods on or after the Effective Time, including, but not limited to, Claims arising from (i) identifying and verifying the rightful owners of the suspended funds, (ii) litigation in the event that litigation over the suspended funds arises, and (iii) demands for and the actual payment of interest (whether statutory, contractual, common law, or otherwise) on the suspended funds. Each LLC shall also assume and be responsible for payment of each Suspense Account Fund for which it receives Suspense Cash Assets and Claims relating thereto, but only to the extent of such Suspense Cash Assets. Claims relating to Suspense Account Funds (excluding Claims for the actual payment of the Suspense Account Funds for which an LLC receives a Suspense Cash Asset in such amount), to the extent that such Claims are attributable solely to periods prior to the Effective Time, shall be a Retained Obligation listed on Exhibit I and shall be the responsibility of DETTCO, together with the Claims listed in clauses
         (i), (ii) and (iii) above related to such Suspense Account Funds.

         10.8 NON-INSTIGATION OF CLAIMS. Partnership agrees that it shall not (and it shall cause its Affiliates, including the LLC's, to not) (i) file any lawsuit seeking declaratory relief with respect to the potential claim(s) of any Third Party for Environmental Liabilities that may be subject to the indemnification provisions of Section 11.2 hereof, and (ii) actively encourage or solicit Third Parties to instigate Claims against DETTCO or its Affiliates on account of Environmental Liabilities, provided, however, in no event shall the Partnership or its Affiliates be deemed to have breached this Section 10.8 by
(a) making any notifications required under any law, or under any order or directive of any Governmental Authority, (b) responding to requests for information from Third Parties, or (c) taking any actions that the Partnership or its Affiliates deem necessary, in their discretion, to complete the investigation or remediation of any Environmental Condition, or remedy any non-compliances, that may be subject to the indemnification provisions of
Section 11.2 hereof.

         10.9 CAPITAL ACCOUNT ADJUSTMENTS. The contribution by DETTCO of the Subject Interest to Partnership and the issuance by Partnership of the Class B Units in exchange for such Subject Interest shall be treated as an event requiring adjustment of the capital accounts of the holders of the Units in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f).

         10.10 CERTAIN TRANSACTION COSTS. DETTCO's contribution to Partnership of the Subject Interest in exchange for the issuance of the Consideration to DETTCO by Partnership, subject to certain cash adjustments and the assumption and/or retention of certain obligations and liabilities, is the contribution of intangible personal property in exchange for other intangible personal property, which the Parties understand is not subject to any sales, use, transfer or other similar Taxes or any recording, filing and other fees (collectively, "Certain Transaction Costs"). In the event any Certain Transaction Costs are asserted in connection with the consummation of such contribution and exchange, each of the Parties hereto shall consult and cooperate in good faith with each other on a timely basis in order to effectively contest, defend, prosecute, settle and/or compromise any audit, examination, investigation or administrative, court or other proceeding relating to such Certain Transaction Costs and to mutually agree on the handling thereof. Any costs, disbursements or expenses (including, but not limited to, fees, disbursements and expenses of attorneys, accountants and other professional Tax advisors and of expert witnesses) incurred in connection with any such audit, examination, investigation or administrative, court or other proceeding shall be borne equally by Partnership and DETTCO. In the event any Certain Transaction Costs are imposed in connection with the consummation of such contribution and exchange, such Certain Transaction Costs shall be borne equally by Partnership and DETTCO. Notwithstanding any other provision herein to the contrary, the respective rights and obligations of the Parties under this Section 10.10 shall survive the Closing indefinitely and shall not be subject to any of the limitations contained in Section 11.6 and
Section 11.8(c).

         10.11 CHANGE IN NAME. As promptly as practicable, but in any case (i) within 30 days after the Closing Date, the Partnership shall change the name of the LLCs to eliminate any references to the names "DETTCO" or "Duke", and (ii) within 360 days after the Closing Date, Partnership shall eliminate (or cause the LLCs to eliminate) from the Assets and the Businesses the names "DETTCO" and "Duke" and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to DETTCO or any of its Affiliates.


                                   ARTICLE XI.
                                 INDEMNIFICATION

         11.1 DETTCO'S INDEMNITY. Assuming the Closing occurs and subject to the provisions of this Article XI, DETTCO agrees to indemnify, defend (with counsel reasonably acceptable to Partnership) and hold Partnership and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, successors and permitted assigns (said Persons being sometimes referred to as "Partnership Indemnitees") harmless from and against and in respect of any Partnership's Damages arising out of or resulting from, and shall pay Partnership Indemnitees the full amount of Partnership's Damages that Partnership Indemnitees may be obligated to pay on account of:

                  (a) any breach of a representation or breach of warranty contained in this Agreement (or in the certificate delivered to Partnership pursuant to Section 7.1(a) of this Agreement) or any failure to perform any covenant or agreement made or undertaken by DETTCO in this Agreement (or any omission relating thereto from the certificate delivered to Partnership pursuant to Section 7.1(a) of this Agreement);

                  (b) the Retained Obligations;

                  (c) the ownership or operation of the Assets or the Businesses prior to the Effective Time or the occurrence of any damages or injuries prior to the Effective Time related to the operation of the Assets or the Businesses prior to the Effective Time regardless of when a Claim is recognized or asserted with respect to such damages or injuries; or

                  (d) one-half of all Certain Transaction Costs.

         Notwithstanding the foregoing, there shall be no obligation or liability of DETTCO or its Affiliates with respect to the Assumed Obligations specified in Exhibit H or Partnership Assumed Obligations, including any obligations for indemnification under this Section 11.1, or any breach of its representations and warranties contained herein relating to such matters.

         Indemnification by DETTCO of the Partnership Indemnitees with respect to all Environmental Liabilities shall be governed solely by Section 11.2 hereof.

         11.2 ENVIRONMENTAL INDEMNIFICATION AND OTHER MATTERS.

                  (a) Assuming the Closing occurs and subject to the provisions of this Article XI, DETTCO agrees to indemnify, defend and hold each Partnership Indemnitee harmless from and against and in respect of any and all Partnership's Damages for Environmental Liabilities that may be imposed upon or incurred by any Partnership Indemnitees with respect to the Other Sites, arising out of or in connection with:

                           (i) the acts or omissions of any of the DE Entities
                  or the LLCs prior to the Effective Time relating to the ownership or operation of the Other Sites;

                           (ii) the on-site or off-site handling, storage,
                  release, treatment or disposal of any Hazardous Materials generated by the DE Entities or the LLCs at the Other Sites prior to the Effective Time;

                           (iii) any and all Environmental Conditions, known or
                  unknown, existing prior to the Effective Time on, at or underlying or that migrated from any of the Other Sites; or

                           (iv) any breach by DETTCO of a representation or
                  warranty contained in Section 5.10 with respect to any of the Other Sites.

                  (b) DETTCO further agrees to indemnify, defend and hold each Partnership Indemnitee harmless from and against and in respect of any and all Partnership's Damages for Environmental Liabilities asserted by any Third Party that may be imposed upon or incurred by any Partnership Indemnitees with respect to the Phase II Sites, arising out of or in connection with any spill, release, handling, or disposal of any Hazardous Materials on, at, or underlying any property owned by a Third Party, where such Hazardous Materials have migrated, flowed, or been carried through any environmental media from any Phase II Site prior to the Effective Time (hereinafter "Third Party Affected Site"); provided, however, that the investigation and remediation of any such Hazardous Materials on the Phase II Sites or any Third Party Affected Site shall be excluded from this Section 11.2(b) and shall be the responsibility of Partnership. The indemnification set forth in this Section 11.2(b) shall be DETTCO's sole liability with respect to Environmental Liabilities relating to any Third Party Affected Site.

                  (c) (i) To the extent that remediation is required at any Other Sites on or after the Effective Time, and notwithstanding any related Proceedings which DETTCO retains as a Retained Obligation, Partnership will use, or will cause each of the LLCs to use, its commercially reasonable efforts to undertake and diligently complete such remediation, with the reasonable costs incurred by Partnership or the LLCs, to be reimbursed pursuant to the indemnification obligations under the terms of this Agreement as and to the extent applicable; and
         (ii) to the extent that remediation of any Environmental Condition existing as of the Effective Time at, on, or underlying any of the Phase II Sites or Third Party Affected Sites is required to be remediated under applicable Environmental Laws, the Partnership agrees to use, or to cause each LLC to use, its commercially reasonable efforts to undertake and diligently complete such remediation.

                  (d) Notwithstanding anything herein to the contrary, any indemnification by DETTCO under this Agreement for any Partnership's Damages for Environmental Liabilities shall be deemed to specifically exclude, and neither DETTCO nor its Affiliates shall be liable for, any Partnership's Damages for Environmental Liabilities resulting from a change in any Environmental Law on or after the Effective Time.

         11.3 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

         Assuming the Closing occurs and subject to the provisions of this
Article XI, DETTCO agrees to indemnify, defend and hold each Partnership Indemnitee harmless from and against and in respect of any and all Partnership's Damages arising out of or resulting from, and shall pay Partnership Indemnities the full amount of Partnership's Damages that Partnership Indemnitees may be obligated to pay on account of:

                  (a) any breach by DETTCO of a representation or warranty contained in Section 5.13.

                  (b) the employment of the Subject Employees by DETTCO or its Affiliates or the cessation of such employment (including, but not limited to unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, and any employment-related tort claims),

                  (c) any employment contract with DETTCO or an Affiliate of DETTCO which is not expressly assumed by Partnership or an Affiliate of Partnership,

                  (d) any Designated Plan or other benefit liabilities of DETTCO or its Affiliates (including, without limitation, liabilities arising under the PanEnergy Corp Change in Control Severance Benefits Plan with respect to Subject Employees, whether or not they are hired by an Affiliate of Partnership other than those liabilities that are expressly assumed by Partnership under Section 10.5(e)),

                  (e) any law or regulation requiring DETTCO or its Affiliates to provide severance benefits or notices of termination of employment, and

                  (f) any COBRA claims pertaining to individuals (and their spouses and children) who are or were employed by DETTCO or its Affiliates other than Subject Employees (and their spouses and children) who are hired by an Affiliate of the Partnership.

Notwithstanding any other provision of this Agreement, the agreements contained in this Section 11.3 shall survive indefinitely and inure to the benefit of all successors and permitted assigns of Partnership.

         11.4 PARTNERSHIP'S INDEMNITY. Assuming the Closing occurs and subject to the provisions of this Article XI, Partnership agrees to indemnify, defend (with counsel reasonably acceptable to DETTCO) and hold DETTCO and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, successors and permitted assigns (said Persons being sometimes referred to as the "DETTCO Indemnitees") harmless from and against and in respect of any DETTCO's Damages arising out of or resulting from, and shall pay the DETTCO Indemnitees the full amount of DETTCO's Damages that the DETTCO Indemnitees may be obligated to pay on account of:

                  (a) any breach of a representation or breach of warranty contained in this Agreement (or in the certificate delivered to DETTCO pursuant to Section 7.2(a) of this Agreement) or any failure to perform any covenant or agreement made or undertaken by Partnership in this Agreement (or any omission relating thereto from the certificate delivered to DETTCO pursuant to Section 7.2(a) of this Agreement);

                  (b) the ownership or operation of the Assets or the Businesses from and after the Effective Time, or the occurrence of any damages or injuries on or subsequent to the Effective Time related to the operation of the Assets or the Businesses regardless of when the fact or event giving rise to such damages or injuries occurs, and regardless of when a Claim is recognized or asserted with respect to such damages or injuries;

                  (c) one-half of all Certain Transaction Costs;

                  (d) the Assumed Obligations and the Partnership Assumed Obligations;

                  (e) following the fifth anniversary of the Closing Date, (i) the ownership or operation of the Assets or the Businesses prior to the Closing Date, including without limitation, the matters specified in
         Section 11.1 (except for Section 11.1(d) and the Retained Obligations described in Exhibit I) and in Section 11.2, and (ii) the Retained Obligations other than those Retained Obligations described in Exhibit I; or

                  (f) any failure to perform the covenant by Partnership made in
         Section 11.2(c) of this Agreement.

         11.5 PROCEDURE. All claims for indemnification by a Party or a Party Indemnitee under this Article XI (the Party or the Party Indemnitee claiming indemnification and the Party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party", respectively) shall be asserted and resolved as follows:

                  (a) In the event that any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a Third Party, such Indemnified Party shall, within 45 calendar days of the receipt thereof, give notice (the "Claim Notice") to the Indemnifying Party of such Claim, specifying the nature of and specific basis for such Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnifying Party in its effort to collect the final amount of such Claim. The failure to give any such notice shall not affect the rights of the Indemnified Party to indemnification hereunder unless the Indemnified Party has proceeded to contest, defend or settle the Claim with respect to which it has failed to give prior notice to the Indemnifying Party. Additionally, to the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such Claims shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this Article XI, but only to the extent of the loss directly attributable to such failure to notify, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this Article XI.

                  (b) The Indemnifying Party shall be given the opportunity, at its cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to contest and defend shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days following receipt of the notice provided for in Section 11.5(a) above. If the Indemnifying Party does not give notice to the Indemnified Party of its election to contest and defend any such Claim within such period then the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party and shall be responsible for all costs incurred in connection therewith. The Claim which the Indemnifying Party elects to contest and defend may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such Claim shall be conducted by counsel employed by the Indemnifying Party who shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall have the right to participate in such Claim and to be represented by counsel of its own choosing at its cost and expense. If the Indemnified Party joins in any such Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided that if the Indemnifying Party reserves its rights with respect to its indemnification obligations under this Agreement as to such Claim, then the Indemnified Party shall have the full authority to determine all action to be taken with respect thereto. At any time after the commencement of defense of any Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted Claim, provided the Indemnifying Party agrees in writing to be solely liable for all losses relating to such Claim; whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party. In the event that the Indemnified Party determines that the contest should be continued, the amount for which the Indemnifying Party would otherwise be liable hereunder shall not exceed the amount which the Indemnifying Party had agreed to pay in payment or consideration of such Claim, provided the other party to the contested Claim had agreed in writing to accept such amount in payment or compromise of the Claim as of the time the Indemnifying Party made its request therefor to the Indemnified Party, and further provided that, under such proposed compromise, the Indemnified Party would be fully and completely released from any further liability or obligation with respect to the matters which are the subject of such contested Claim.

                  (c) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person other than an affiliate of the Indemnified Party.

                  (d) If any Indemnified Party should have a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a Third Party, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes such Claim, such dispute shall be resolved in the manner set forth in Article XV hereof.

                  (e) The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity, at the Indemnifying Party's expense, to be present at, and to participate in, conferences with all Persons, asserting any Claim against the Indemnified Party and conferences with representatives of or counsel for such Persons.

                  (f) Notwithstanding anything contained in Section 11.5(a) through (e) to the contrary, each of the Parties hereto shall, or shall cause their Affiliates to, consult and cooperate in good faith with each other on a timely basis in order to effectively contest, defend, prosecute, settle and/or compromise any audit, examination, investigation or administrative, court or other proceeding relating to the Certain LLC Obligations and to mutually agree on the handling thereof.

         11.6 INDEMNIFICATION THRESHOLD. Except for the matters described in Exhibits H and I or covered by Sections 10.10, 11.1(d), 11.3 and 11.4(b), (c),
(d) or (f) which shall have no minimum threshold:

                  (a) DETTCO shall not be obligated to indemnify Partnership Indemnitees pursuant to Section 11.1 or 11.2 unless and until Partnership's Damages have exceeded in the aggregate $3,000,000, and then DETTCO's obligation to indemnify shall apply only to amounts in excess of such threshold.

                  (b) Partnership shall have no obligation to indemnify the DETTCO Indemnitees pursuant to Section 11.4(a) or (e) unless and until the DETTCO's Damages have exceeded in the aggregate $500,000 and then such Partnership's obligation to indemnify shall apply only to amounts in excess of such threshold.

         11.7 EXPRESS NEGLIGENCE. TO THE EXTENT A PARTY OR A PARTY INDEMNITEE HEREUNDER IS ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE XI, SUCH INDEMNIFICATION SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL OR OTHER ACT BY THE PARTY OR THE PARTY INDEMNITEE TO BE SO INDEMNIFIED AND NOTWITHSTANDING SUCH ACT MAY OCCUR IN THE FUTURE, IT BEING THE INTENT OF THE PARTIES HERETO THAT SUCH INDEMNIFICATION SHALL APPLY TO ALL SUCH ACTS.

         11.8 EXCLUSIVE REMEDY; LIMITATIONS.

                  (a) PARTNERSHIP AND DETTCO (I) AGREE THAT ONLY ACTUAL DAMAGES SHALL BE RECOVERABLE UNDER THIS AGREEMENT AND (II) HEREBY WAIVE ANY RIGHT TO RECOVER SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY

         (OR A PARTY INDEMNITEE, AS THE CASE MAY BE) SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD-PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT SHALL BE THE EXCLUSIVE REMEDIES FOR ANY CLAIM BASED UPON THIS AGREEMENT OR THE TRANSACTIONS DESCRIBED HEREIN FOLLOWING CLOSING (EXCEPT WITH RESPECT TO THE PARTIES' OR THEIR AFFILIATES' OBLIGATIONS UNDER THE OTHER AGREEMENTS OR ANY OTHER WRITTEN AGREEMENT ENTERED INTO BY THE PARTIES OR THEIR RESPECTIVE AFFILIATES AS OF THE CLOSING DATE). IN FURTHERANCE OF THE FOREGOING AND EXCEPT FOR THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, EFFECTIVE UPON THE CLOSING, DETTCO AND PARTNERSHIP, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES, EACH RELEASE, REMISE AND FOREVER DISCHARGE THE OTHER PARTY AND ITS AFFILIATES AND ALL SUCH PARTIES' STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES FROM ANY AND ALL CLAIMS AND LOSSES, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, OWNERSHIP, USE OR OPERATION OF THE ASSETS, OR THE CONDITION, QUALITY, STATUS OR NATURE OF THE ASSETS, INCLUDING RIGHTS TO CONTRIBUTION UNDER APPLICABLE ENVIRONMENTAL LAWS, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, EXCLUDING, HOWEVER, ANY CONTRACTUAL RIGHTS ARISING UNDER THE OTHER AGREEMENTS OR ANY OTHER WRITTEN AGREEMENT ENTERED INTO BY THE PARTIES OR THEIR RESPECTIVE AFFILIATES AS OF THE CLOSING DATE.

                  (b) No Claim of indemnification hereunder can be brought by any Indemnified Party against an Indemnifying Party unless written notice of such Claim has been given on or before the termination date of the representation, warranty or covenant relating thereto. Indemnity obligations of any Indemnifying Party shall be reduced by any insurance proceeds realized by any Indemnified Party.

                  (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, DETTCO shall not be required to indemnify the Partnership Indemnitees for aggregate Partnership's Damages in excess of $25,000,000.

         11.9 EXCLUSION OF MATERIALITY. For purposes of this Article XI and notwithstanding any provision to the contrary in this Agreement, in determining whether there has occurred a breach of a representation or warranty of either DETTCO or Partnership contained in or made pursuant to this Agreement, as well as the amount of any Loss resulting therefrom, (i) the provisions of Article V that are qualified by (a) "material" (except with respect to Sections 5.4(a), 5.4(c) and 5.4(e)), (b) Material Adverse Effect or (c) Environmental Material Adverse Effect shall be read and interpreted as if such qualification was not included therein, and (ii) the provisions of Article VI that are qualified by "material" or a Partnership Material Adverse Effect shall be read and interpreted as if such qualification was not included therein.

                                  ARTICLE XII.
                                   TERMINATION

         12.1 TERMINATION. The obligations to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of Partnership and DETTCO;

                  (b) Partnership, if a material default shall be made in the observance or performance by DETTCO of any agreements and covenants of DETTCO herein contained, or if there shall have been a material breach by DETTCO of any warranties and representations and the same is not cured within thirty (30) days after receipt of written notice from Partnership;

                  (c) DETTCO, if a material default shall be made by Partnership in the observance or performance by Partnership of any agreements and covenants of Partnership herein contained, or if there shall have been a material breach by Partnership of any warranties and representations and the same is not cured within thirty (30) days after receipt of written notice from DETTCO;

                  (d) the Party, and in accordance with the provisions, specified in Sections 2.2(b) or 2.6, or

                  (e) either Party if the Closing has not occurred by December 1, 1998, upon giving of ten (10) days' prior written notice to the other Party.

         12.2 LIABILITY UPON TERMINATION. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 12.1, then neither Party shall be under any liability to the other Party hereto other than as provided in Section 9.5 and Article XIV hereof. Section 9.5 and Articles XIV, XV and XVI shall survive any termination of this Agreement.


                                  ARTICLE XIII.
                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         13.1 NO MERGER. All representations, warranties, covenants and agreements made by the Parties in this Agreement or pursuant hereto shall survive the Closing as hereinafter provided, notwithstanding any investigation heretofore or hereafter made by or on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered at Closing.

         13.2 INACCURACIES AND DEFECTS. Notwithstanding the foregoing, there shall be no indemnification obligation by DETTCO under this Agreement with respect to (i) any inaccuracies in any representations or warranties made by DETTCO herein or (ii) defects relating to the Assets, to the extent such inaccuracies or defects have been specifically disclosed to Partnership in writing by DETTCO prior to the Closing Date. Likewise, there shall be no indemnification obligation by Partnership under this Agreement with respect to any inaccuracies in any representations or warranties made by Partnership herein to the extent such inaccuracies have been specifically disclosed to DETTCO in writing by Partnership prior to the Closing Date. Any such inaccuracies or defects shall provide a basis for the other Party electing not to close the transactions contemplated by this Agreement, but shall not form any basis for a cause of action or indemnity hereunder.

         13.3 SURVIVAL PERIOD. All representations, warranties and indemnifications herein (and the corresponding representations and warranties set forth in certificates given at Closing), the covenants of the Parties and the indemnification obligations of the Parties shall survive until the fifth anniversary date of the Closing Date, except that (i) all representations, warranties and indemnities relating to Tax matters and matters relating to employees, employee Claims or employee benefit matters shall survive until ninety (90) calendar days following the termination of any statute of limitations applicable to such matter, (ii) DETTCO's indemnification obligation under Sections 11.1(b) as it relates to the matters described on Exhibit I and
Section 11.1(d) shall survive indefinitely, and (iii) Partnership's indemnification obligations under Section 11.4 (b) through (e) shall survive indefinitely. Notwithstanding the foregoing, in the event a Claim for indemnification is made in accordance with the provisions hereof on or before the expiration of the respective survival period set forth above, the obligations of the indemnifying party under Article XI shall continue as to such claim until it has been finally resolved.


                                  ARTICLE XIV.
                                    EXPENSES

         Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by the Party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by the Party in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Party agrees to share equally the filing fee for filings made pursuant to the HSR Act.


                                   ARTICLE XV.
                                    DISPUTES

         15.1 NEGOTIATION. Except for the injunctive remedies provided by
Section 9.4, in the event of any claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement, involving the Parties and/or their respective representatives and/or Affiliates, including, without limitation, arising out of the Other Agreements or the Guaranty Agreement (all of which are referred to herein as "Disputes"), the Parties shall promptly seek to resolve any such Dispute by negotiations between senior executives of the Parties who have authority to settle the Dispute. When a Party believes there is a Dispute under this Agreement, that Party will give the other Party written notice of the Dispute. Within thirty (30) days after receipt of such notice, the receiving Party shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Party's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. In the event the Dispute involves a claim arising out of the actions of any Person or entity not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Dispute before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If one of the executives is an attorney or intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Article XV shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence.

         15.2 FAILURE TO RESOLVE. If the Dispute has not been resolved within sixty (60) days after the date of the response given pursuant to Section 15.1 above, or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 15.1 or otherwise refuses to participate under the provisions of Section 15.1, either Party may initiate binding arbitration pursuant to the provisions of Section 15.3 below.

         15.3 ARBITRATION. Any Disputes not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive manner in which to resolve any Disputes hereunder.

                  (a) The Party desiring to initiate arbitration in connection with any Dispute shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

                  (b) Within fifteen (15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Party may request the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

                  (c) Each arbitrator selected by the Parties shall be a certified public accountant or licensed attorney with at least fifteen
         (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a retired judge.

                  (d) The Parties hereto hereby request and consent to the three
         (3) arbitrators conducting a hearing in Houston, Texas no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

                  (e) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

                  (f) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court for the Southern District of Texas, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

                  (g) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

                  (h) The Parties hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

                  (i) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by either Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

                  (j) The defenses of statute of limitations and laches shall be tolled from and after the date a Party gives the other Party written notice of a Dispute as provided in Section 15.1 above until such time as the Dispute has been resolved pursuant to Section 15.1, or an arbitration award has been entered pursuant to this Section 15.3.

         15.4 RECOVERY OF COSTS AND ATTORNEYS' FEES. In the event arbitration (or, despite the Parties' agreement to resolve the Disputes through binding arbitration, litigation) arising out of this Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

         15.5 CHOICE OF FORUM. If, despite the Parties' agreement to submit any Disputes to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City of Houston, Texas.

         15.6 JURY WAIVERS. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.


                                  ARTICLE XVI.
                               GENERAL PROVISIONS

         16.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to DETTCO:

                           Duke Energy Transport and Trading Company
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attn:  President
                           Telephone: (303) 595-3331
                           Facsimile: (303) 893-2613
                  and copy to:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attn: General Counsel
                           Telephone: (303) 595-3331
                           Facsimile: (303) 893-8902

                  If to Partnership:

                           TEPPCO Partners, L.P.
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  President
                           Telephone:  (713) 759-3636
                           Facsimile:  (713) 759-3957

                  and copy to:

                           Texas Eastern Products Pipeline Company
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:       General Counsel
                           Telephone:  (713) 759-3968
                           Facsimile:  (713) 759-3645

         Either Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 16.1. Notice by mail shall be deemed to have been given and received on the third day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         16.2 GOVERNING LAW. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

         16.3 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the Disclosure Schedule and the Assignment of Subject Interest, the transfer documents pursuant to which the Assets are to be transferred to the LLCs and the other documents effecting such transfer of the Assets, the Other Agreements and all certificates, documents, instruments and writings that are delivered pursuant hereto at Closing set forth the entire agreement and understanding of the Parties with respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by either Party that is not embodied in this Agreement and the Exhibits hereto, the Disclosure Schedule, the Assignment of Subject Interest, the Other Agreements, the other documents referred to hereinabove in this Section 16.3 and the certificates, documents, instruments and writings that are delivered pursuant hereto at Closing, and neither of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         16.4 ASSIGNMENT. Neither Party to this Agreement may sell, transfer, assign, pledge or hypothecate, in each case, by operation of law, change in control or otherwise, its rights, interests or obligations under this Agreement without the consent of the other Party; provided, however, that (i) Partnership may assign its rights to an Affiliate, but such Party shall remain liable for the performance of its obligations hereunder, and (ii) DETTCO may assign its rights to an Affiliate, but such Party shall remain liable for the performance of its obligations hereunder.

         16.5 SUCCESSORS. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Parties hereto and their respective successors and permitted assigns.

         16.6 AMENDMENTS; WAIVER. This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives any of the terms herein, executed by all Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same. No waiver by either Party of any condition, or of any breach of any term, covenant, representation or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation or warranty, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

         16.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         16.8 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.9 NO THIRD PARTY BENEFICIARIES. Except to the extent a Third Party is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of either Party hereto, it being the intention of the Parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a Third Party is expressly given rights herein. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to create any rights with respect to any employee of either Party or any employee of any Affiliate of a Party, except as expressly provided herein with respect to Party Indemnitees.

         16.10 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by the Parties hereto, and this Agreement shall be deemed to have been drafted by all of the Parties hereto.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

                                  DETTCO:

                                  DUKE ENERGY TRANSPORT AND TRADING
                                    COMPANY



                                  By: /s/ J.W. Mogg
                                     -------------------------------------------
                                  Name: J.W. Mogg
                                       -----------------------------------------
                                  Title: Vice Chairman
                                        ----------------------------------------


                                  PARTNERSHIP:

                                  TEPPCO PARTNERS, L.P.
                                  By: Texas Eastern Products Pipeline Company,
                                      its General Partner



                                  By: /s/ W.L. Thacker
                                     -------------------------------------------
                                  Name: W.L. Thacker
                                       -----------------------------------------
                                  Title: Chairman, President & CEO
                                        ----------------------------------------